UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Quanex Building Products Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

QUANEX BUILDING PRODUCTS CORPORATION	January 25, 2024
945 Bunker Hill Suite 900 Houston, Texas 77024 (713) 961-4600	Dear Fellow Stockholder:
You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 8 a.m., C.S.T., on Tuesday, February 27, 2024, at Hotel Zaza located at 9787 Katy Freeway, Houston, Texas 77024.
This year you will be asked to vote in favor of the election of seven directors, in favor of an advisory vote approving the Company’s named executive officer compensation, and in favor of a resolution ratifying the Company’s appointment of its independent auditor for the 2024 fiscal year. These proposals are more fully explained in the attached Proxy Statement, which you are encouraged to read.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL OUTLINED IN THE ATTACHED PROXY. THE BOARD FURTHER URGES YOU TO VOTE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
Thank you for your continued support.
Sincerely,

William C. Griffiths Chairman of the Board

YOUR VOTE IS IMPORTANT

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 27, 2024
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, a Delaware corporation (the “Company” or “Quanex”), will be held at Hotel Zaza located at 9787 Katy Freeway, Houston, Texas 77024, on Tuesday, February 27, 2024, at 8:00 a.m., C.S.T., for the following purposes:
(1)
To elect seven directors to serve until the Annual Meeting of Stockholders in 2025;

(2)
To approve an advisory resolution approving the compensation of the Company’s named executive officers;

(3)
To approve a resolution ratifying the appointment of the Company’s independent auditor for fiscal 2024; and

(4)
To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.
The Board of Directors of the Company (the “Board of Directors” or “Board”) has fixed the close of business on January 8, 2024, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.
Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting and wish to vote in person.
The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2023, accompanies this Notice. Proxy materials are first being made available or mailed to our stockholders on or about January 25, 2024.
By order of the Board of Directors,
Paul B. Cornett
Senior Vice President — General Counsel and Secretary
Houston, Texas
January 25, 2024

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held February 27, 2024
1.   Why am I receiving these proxy materials?
You are receiving these proxy materials because you held shares of common stock of Quanex Building Products Corporation on January 8, 2024 (the “Record Date”), which entitles you to notice of, and to vote at, Quanex’s 2024 Annual Meeting to be held on February 27, 2024, and at any adjournment or postponement thereof. The proxy materials include our Notice of Internet Availability, Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report on Form 10-K for the year ended October 31, 2023. The proxy materials also include the proxy card for the 2024 Annual Meeting. The proxy materials contain detailed information about the matters to be voted on at the 2024 Annual Meeting and provide updated information about Quanex to assist you in making an informed decision when voting your shares. The enclosed proxy for the 2024 Annual Meeting is being solicited by our Board.
2.   What does it mean if I receive more than one proxy card on or about the same time?
It means that your shares are registered differently or are held in more than one account. In order to vote all of your shares, please sign, date and return each proxy card or, if you vote via the Internet or telephone, vote once for each proxy card you receive.
3.   Who may vote at the meeting?
Owners of our common stock as of the close of business on the Record Date are entitled to vote at the 2024 Annual Meeting. The shares owned include shares you held on that date (i) directly in your name as the shareholder of record (registered shareholder), and (ii) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner (in street name). Each share of common stock is entitled to one vote on each matter. As of the Record Date, there were 33,103,593 shares of our common stock outstanding and entitled to vote. There are no other outstanding voting securities of Quanex entitled to vote at the 2024 Annual Meeting. A complete list of shareholders entitled to vote at the 2024 Annual Meeting will be open to the examination of any shareholder during normal business hours for ten days prior to the 2024 Annual Meeting at Quanex’s Houston office and during the 2024 Annual Meeting.
4.   How do I vote my shares?
If you are a registered shareholder of record as of the Record Date, you may vote by any of the following methods:
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Voting by Mail.   If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your proxy card.

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Voting by Internet.   You may vote through the Internet by signing on to the website identified on your proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

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Voting by Telephone.   You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

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Voting at the Meeting.   For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names, you may vote your shares in person at the Annual Meeting.

If you hold your shares in street name, you may vote by instructing your broker:
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Your broker or other nominee will send you a proxy card to use to direct them how to vote your shares and may also provide additional voting instructions. Please instruct your broker or other nominee how to vote your shares using the form of proxy you received from them or otherwise in accordance with the voting instructions you receive.

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Please return your completed proxy to your broker or other nominee or contact the person responsible for your account so that your vote can be counted.

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Your broker or other nominee may permit you to submit voting instructions via the Internet or by telephone as well.

5.   May I revoke my proxy or change my vote?
Yes. You may revoke your proxy or change your vote before the 2024 Annual Meeting by filing a revocation with the Senior Vice President, General Counsel and Corporate Secretary of Quanex; by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) whether made via the Internet, by telephone or by mail; or by attending the 2024 Annual Meeting and voting in person during the meeting.
If you hold your shares in street name, you may change your vote by contacting your broker or other nominee and following their instructions.
6.   How can I attend the shareholder meeting?
You may participate in the 2024 Annual Meeting only if you were a shareholder as of the Record Date or if you hold a valid proxy.
Check-in will begin at 7:30 a.m. Central Time, and you should allow ample time for the check-in procedures.
7.   What constitutes a quorum at the annual meeting?
A majority of all outstanding shares entitled to vote at the 2024 Annual Meeting will constitute a quorum, which is the minimum number of shares that must be present or represented by proxy at the meeting to transact business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.
8.   How many votes are required to approve each of the proposals?
Proposal 1 will be subject to a majority voting standard because the Company’s By-laws provide that in an uncontested election, directors are elected by the majority of votes cast with respect to such director, meaning that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director. Your broker may not vote your shares on this proposal unless you give voting instructions. Abstentions and broker non-votes have no effect on the vote.

Proposals 2 and 3 require the affirmative vote of a majority of the shares present in person or by proxy at the 2024 Annual Meeting and entitled to vote on the subject matter. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting for each of these proposals. Abstentions will have the same effect as votes cast “AGAINST” each such proposal. Broker non-votes have no effect on the vote for Proposal 2 and will not arise and have no effect on Proposal 3.
9.   How will my shares be voted if I do not submit voting instructions?
Shareholders of Record.   If you are a shareholder of record and you either: (a) Vote on the internet and leave all voting options blank and click “Submit,” or (b) Sign and return a proxy card without giving specific voting instructions, then the proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.
This means that such proxies will be voted FOR the election as director of all nominees listed herein, FOR approval of the compensation of the Company’s named executive officers, and FOR ratification of the appointment of the Company’s independent auditor for fiscal 2024.
If you are a stockholder of record and do not vote by telephone, through the Internet, by completing and returning by mail a proxy card, or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owners of Shares Held in Street Name.   If you are a beneficial owner of shares held in street name and do not provide specific voting instructions, your shares will be voted in accordance with the rules of various national and regional securities exchanges. In such case, the organization that holds your shares may generally vote your shares on routine matters, but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.
This means that under NYSE rules, if you do not provide specific voting instructions, your broker can vote your shares on Proposal 3 (with respect to the ratification of the selection of the independent auditor) but not with respect to Proposals 1 and 2 (with respect to the election of directors and the advisory vote on compensation) recommended to be adopted by the Board.
10.   What is a broker non-vote?
A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the NYSE rules that govern brokers who are voting with respect to shares held in street name, brokers ordinarily have the discretion to vote on “routine” matters (e.g., ratification of the selection of independent public accountants) but not on non-routine matters (e.g., election of directors and advisory votes on executive compensation). Accordingly, broker non-votes will have no effect on the outcome of Proposals 1 and 2 because they are treated as not entitled to vote on such matters. Because brokers or nominees have discretion to vote on Proposal 3 as a routine matter, broker non-votes will not arise in connection with, and thus will have no effect on, Proposal 3. Broker non-votes will be treated as shares present for quorum purposes.
11.   Who do I contact if I have questions or I need additional proxy materials?
If you have any questions, please contact the Company’s Corporate Secretary at (713) 877-5339 or by email at paul.cornett@quanex.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 27, 2024:
Our Proxy Statement and 2023 Annual Report are available online at the following web address:
http://www.quanex.com/2023AR
In accordance with Securities and Exchange Commission rules, this website provides complete anonymity with respect to any stockholder accessing it.

MATTERS TO COME BEFORE THE MEETING
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Seven directors are nominated for election at the meeting. All nominees are standing for terms of one year, to expire at the Company’s annual meeting of shareholders in 2025.
Current directors Susan F. Davis, Bradley E. Hughes, Jason D. Lippert, Donald R. Maier, Curtis M. Stevens, William E. Waltz, Jr., and George L. Wilson are standing for re-election. All director nominees were elected by the shareholders for a one year term at the Company’s 2023 annual meeting of shareholders. Current director William C. Griffiths is not standing for re-election, pursuant to the Company’s director retirement guidelines.
In reviewing the information contained in this Proxy Statement that relates to our directors, it is important to note that the Company was initially created on December 12, 2007, in connection with the April 2008 spin-off of the building products business of Quanex Corporation, and the related merger of Quanex Corporation with Gerdau S.A. In connection with these transactions, the directors of Quanex Corporation became the directors of Quanex Building Products Corporation. As such, we have listed these “carryover” directors as beginning with the Company in 2007 despite the fact that they may have served in similar positions with Quanex Corporation prior to that time. For information related to the transaction, the origins of Quanex Building Products Corporation, and any pre-transaction service as a director of Quanex Corporation, please see (a) the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, (b) the Information Statement attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10, filed April 4, 2008 and effective April 9, 2008, and (c) Quanex Corporation’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 2007.
Nominees for election to a term that will expire at the 2025 Annual Meeting	Principal Occupation	Age	Director Since
Susan F. Davis	Retired Executive Vice President — Asia Pacific of Johnson Controls, Inc. (Milwaukee, Wisconsin).	70	2007
Bradley E. Hughes	Retired President and Chief Executive Officer of Cooper Tire & Rubber Co. (Findlay, Ohio).	61	2022
Jason D. Lippert	Chief Executive Officer of LCI Industries (Elkhart, Indiana).	51	2021
Donald R. Maier	Executive Services Consultant to Chobani, Inc. (New Berlin, New York).	59	2019
Curtis M. Stevens	Retired Chief Executive Officer of Louisiana-Pacific Corporation (Nashville, Tennessee).	71	2010
William E. Waltz, Jr.	President and Chief Executive Officer of Atkore, Inc. (Harvey, Illinois).	59	2020
George L. Wilson	President and Chief Executive Officer, Quanex Building Products Corporation (Houston, Texas).	55	2020
Director Nominee Biographies, Key Attributes, and Skills
SUSAN DAVIS, age 70
Biography:   Ms. Davis retired in October 2016 from her position as the Executive Vice President — Asia Pacific for Johnson Controls, Inc., a global leader in automotive systems, building efficiency and power solutions. Prior to her appointment as Executive Vice President — Asia Pacific, Ms. Davis served as the Chief Human Resources Officer of Johnson Controls from 1994 to 2015, holding the positions of Executive Vice President and Chief Human Resources Officer from 2014 to 2015, Executive Vice President of Human Resources from 2006 to 2014, and Vice President of Human Resources from 1994 to 2006. Prior to that time, she served in various other positions with Johnson Controls, which she originally joined in 1983. Ms. Davis received an MBA degree from the University of Michigan, and received both Master’s and Bachelor’s degrees from Beloit College.

Key Attributes, Experience, and Skills:   As the executive leader of Human Resources at Johnson Controls for over twenty years, Ms. Davis acquired extensive management, corporate governance, public company, and international business expertise. She has also worked extensively with executive compensation and management development issues. Further, Ms. Davis’ time as a director for Butler Manufacturing, and Johnson Controls’ status as a global leader in building efficiency products and controls, has provided Ms. Davis with the opportunity to accumulate extensive experience in the building products industry and with manufacturing processes, both of which are very valuable in her service as a director of the Company. Ms. Davis also gained public company board experience as a result of her prior service as a director for Butler Manufacturing, Cooper Tire & Rubber Company, and Quanex Corporation.
Other Directorships Since 2018.   From 2016 to 2021, Ms. Davis served on the board of Cooper Tire & Rubber Company, an NYSE-traded manufacturer of car, motorcycle, truck, and racing tires.
BRADLEY HUGHES, age 61
Biography:   Mr. Hughes served as President & Chief Executive Officer of Cooper Tire & Rubber Co., an NYSE-traded manufacturer of car, motorcycle, truck, and racing tires, from 2016 until it was sold in 2021. He previously served as Cooper’s Senior Vice President and Chief Operating Officer from January 2015 to September 2016; Senior Vice President and President-International Tire Operations from July 2014 to January 2015; Senior Vice President and Chief Financial Officer from July 2014 to December 2014; and as Vice President and Chief Financial Officer from November 2009 to July 2014. Prior to joining Cooper Tire, Mr. Hughes spent 23 years with Ford Motor Company in positions of increasing responsibility, including as Global Product Development Controller; Finance Director for South America Operations in Sao Paulo, Brazil; Director of European Business Strategy and Implementation in Cologne, Germany; and European Manufacturing Controller in Cologne. Mr. Hughes has served as a Trustee Board Member for Manufacturers Alliance for Productivity and Innovation from 2015 to the present, and as an advisory board member for the Blanchard Valley Hospital System from 2010 to 2014. Mr. Hughes has also served since 2022 as an Advisory Board Member for MediView, a privately-owned medical technology company. Mr. Hughes has a BS in business from Miami University and an MBA from the University of Michigan.
Key Attributes, Experience, and Skills:   Mr. Hughes has extensive manufacturing, audit, marketing and operational experience. In addition, Mr. Hughes’ experience as a director, president, and chief executive officer of a global and publicly-traded company has provided him with extensive corporate governance, international business, and public company expertise.
Other Directorships Since 2018.   Mr. Hughes served on Cooper Tire & Rubber Company’s board of directors from 2016 until 2021.
JASON LIPPERT, age 51
Biography:   Mr. Lippert is the President and Chief Executive Officer of LCI Industries (NYSE: LCII), the largest supplier to the RV and marine sectors and one of the industry’s most admired companies. He has held that position since May 2013, and has been Chief Executive Officer and a member of the board of directors of Lippert Components since February 2003. Mr. Lippert has 29 years of experience with LCI and its subsidiaries, beginning his career with the company as a Management Trainee and subsequently serving in a wide range of leadership positions since that time. Under his leadership, LCI has grown its annual revenue from $100 million to $5 billion and now employs more than 15,000 team members. During his leadership at LCI Industries, he has led the acquisitions of over 75 businesses that were integrated into LCI. Mr. Lippert earned a Bachelor of Science in Business Administration, Accounting & Business Management from Miami University in Oxford, Ohio.
Key Attributes, Experience, and Skills:   Mr. Lippert has extensive manufacturing, building products, engineering, marketing, human resources, and operational experience. In addition, Mr. Lippert’s experience as a director, president, and chief executive officer of a global and publicly-traded company has provided him with extensive corporate governance, international business, and public company expertise.
Other Directorships Since 2018.   Mr. Lippert has served on Lippert Components’ board of directors since 2007.

DONALD MAIER, age 59
Biography:   Mr. Maier has worked as an independent executive services consultant since 2020. In that capacity, he currently provides executive consulting services to Chobani, Inc., and has previously provided executive consulting services to Alto Pharmacy. Prior to becoming an independent consultant, Mr. Maier served from 2016 to 2019 as the President and Chief Executive Officer of Armstrong Flooring, Inc., an NYSE-traded global producer of flooring products for use primarily in the construction and renovation of commercial, residential, and institutional buildings. Before assuming that role, Mr. Maier served as Executive Vice President and CEO of the Flooring Products division of Armstrong World Industries, Inc. from 2014 to 2016, and as Senior Vice President, Global Operations Excellence of Armstrong World Industries, Inc. from 2010 to 2014. Mr. Maier also served as Senior Advisor of TPG Capital from 2008 to 2010, and in various senior leadership, strategic, marketing, business development, and engineering roles at Hillenbrand Industries and its subsidiaries Hill-Rom and Batesville Casket Company from 1987 to 2008. Mr. Maier graduated from the Ohio State University with a BS in Engineering and from Xavier University with an MBA.
Key Attributes, Experience, and Skills:   Mr. Maier has extensive manufacturing, engineering, marketing and operational experience. In addition, Mr. Maier’s experience as a director and chief executive officer of a global and publicly-traded company has provided him with extensive corporate governance, international business, and public company expertise.
Other Directorships Since 2018.   Mr. Maier served on Armstrong Flooring’s board of directors from 2016 until 2019.
CURTIS STEVENS, age 71
Biography:   Mr. Stevens retired in July 2017 from the position of Chief Executive Officer and as a director of Louisiana-Pacific Corporation, an NYSE traded building materials manufacturer. Prior to becoming CEO in May 2012, Mr. Stevens served as Louisiana-Pacific’s Chief Operating Officer and Executive Vice President beginning in December 2011. Prior to assuming the role of Chief Operating Officer, Mr. Stevens served as Chief Financial Officer of Louisiana-Pacific since 1997, and as Executive Vice President, Administration, since 2002. Prior to joining Louisiana-Pacific, Mr. Stevens served for 14 years in various financial and operational positions at Planar Systems, Inc., a flat-panel display products manufacturer. Mr. Stevens holds a B.A. in Economics and an M.B.A with a concentration in Finance from the University of California at Los Angeles.
Key Attributes, Experience, and Skills:   Through his various roles at Louisiana Pacific, Mr. Stevens acquired broad experience in the building products industry. He also possesses a strong background in accounting and finance, as well as extensive expertise in information technology and supply chain management, strategy development, and public company issues. Further, Louisiana Pacific’s international operations provided Mr. Stevens with strong international business experience.
Other Directorships Since 2018:   Mr. Stevens has served since 2018 on the board of Interfor Corporation, a lumber producer whose stock is listed on the Toronto Stock Exchange.
WILLIAM WALTZ, age 59
Biography:   Mr. Waltz has served since 2018 as the President and Chief Executive Officer of Atkore Inc., a publicly traded global provider of electrical, safety, and infrastructure solutions. Prior to assuming that role, he served in several other executive roles for Atkore, including Chief Operating Officer and Group President of the Atkore Electrical product segment. From 2009 until joining Atkore in 2013, Mr. Waltz was Chairman and Chief Executive Officer at Strategic Materials, Inc., North America’s largest glass recycling company. Prior to that, he spent 15 years in various divisions of Pentair plc, including President-Pentair Flow Technologies. Mr. Waltz began his career at General Electric Company and as a Deloitte Management consultant. Mr. Waltz earned a Masters of Business Administration from Northwestern University, Kellogg Graduate School of Management; a Masters of Science in Computer Science from Villanova University; a Bachelor of Science in Industrial Engineering from Pennsylvania State University; and was a graduate of General Electric’s Information Systems Management Program.

Key Attributes, Experience, and Skills:   During his time at Atkore and in his prior roles at Strategic Materials and Pentair, Mr. Waltz has gained significant leadership and operational experience in the manufacturing sector. In his various positions, Mr. Waltz has also built extensive expertise in building products, strategic planning, M&A, sales and marketing, supply chain management, and international management.
Other Directorships Since 2018:   Mr. Waltz has served on the board of Atkore since 2018.
GEORGE WILSON, age 55
Biography:   Mr. Wilson was named President and Chief Executive Officer of the Company effective January 1, 2020. Prior to his appointment to that role, Mr. Wilson served as the Company’s Vice President — Chief Operating Officer since 2017. Prior to that time, Mr. Wilson served as President and General Manager of the Company’s Insulating Glass Systems Division since 2011, and as General Manager of Edgetech I.G., Inc. beginning with its purchase by Quanex in March 2011 until it was consolidated with existing Quanex operations to create the Insulating Glass Systems Division. Prior to joining Quanex, Mr. Wilson served as the Vice President of Operations for Lauren Manufacturing from 2008 to 2010, and as the Vice President of Human Resources for its parent company Lauren International, a diversified manufacturer of polymers, rubbers and plastics, from 2010 to 2011. Prior to that time and beginning in 1993, Mr. Wilson served in various capacities of increasing responsibility for Federal Mogul, a Tier 1 manufacturer of various automobile components. Mr. Wilson graduated from the University of Akron with a BS in Accounting and from Indiana University with an MBA. In addition, Mr. Wilson attended the Harvard Business School’s executive education program on driving profitable growth.
Key Attributes, Experience, and Skills:   During his time at the Company and in his prior roles at Lauren Manufacturing, Mr. Wilson has amassed significant leadership and operational experience in the building products industry. His experience during his three decade career has also provided Mr. Wilson with extensive and wide-ranging expertise in all areas of business, including human resources, sales and marketing, accounting, finance, supply chain management, and international management.
The Board of Directors has affirmatively determined that Ms. Davis and each of Messrs. Hughes, Lippert, Maier, Stevens, and Waltz have no material relationship with the Company and have satisfied the independence requirements of the New York Stock Exchange. In assessing director independence, the Board of Directors considered the relationships (as a customer or supplier or otherwise) of the Company with various companies with which such directors may be affiliated and has determined that there are no such relationships that, in the opinion of the Board, might impact any director’s independence. In making this assessment, the Board took into account the level of transactions with such companies in relationship to the Company’s and the other parties’ aggregate sales, the level of director involvement in such transactions, and the ability of such directors to influence any such transactions. Based on its review, the Board determined that no transactions occurred during the year that might affect any non-employee director’s independence. During the fiscal year, the Nominating & Corporate Governance Committee determined that there were no “related person” transactions, as defined by the Securities and Exchange Commission. In addition, each director other than Messrs. Griffiths and Wilson has met the definition of “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934.
There are no arrangements or understandings between any person and any of the director nominees pursuant to which such director nominee was selected as a nominee for election at the Meeting, and there are no family relationships among any of the director nominees or executive officers of the Company. Ms. Davis and Messrs. Hughes, Lippert, Maier, Stevens, Waltz, and Wilson have each indicated a willingness to serve if elected. If a nominee should be unable to serve or will not serve for any reason, and if any other person is nominated, the persons designated on the accompanying form of proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld.
Vote Required
To be elected as a director, a director nominee must receive a majority of votes cast at the meeting with respect to such nominee (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election of directors.
Pursuant to the Company’s Corporate Governance Guidelines, any current director that is nominated for election must tender his or her resignation as a director in the event that he or she receives more “AGAINST” votes than “FOR” votes. In such an event, the Governance Committee and subsequently the full Board would then review and determine whether to accept or reject the tendered resignation. The Board is required to publicly disclose its decision and the rationale behind it within ninety days from the date of the certification of the election results.
Recommendation
The Board of Directors recommends that you vote “FOR” the elections of Ms. Davis and Messrs. Hughes, Lippert, Maier, Stevens, Waltz, and Wilson. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the elections of all director nominees. If any nominee should become unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that any nominee will be unable or unwilling to serve if elected.

PROPOSAL NO. 2
ADVISORY VOTE APPROVING NAMED EXECUTIVE OFFICER COMPENSATION
At the meeting, the stockholders will vote on an advisory resolution approving the compensation of the Company’s named executive officers, as required pursuant to section 14A of the Securities Exchange Act.
We believe that our compensation practices and procedures are competitive, focused on pay-for-performance, and strongly aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:
“Resolved, that the stockholders hereby approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s 2024 Proxy Statement, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other executive compensation tables and related discussion.”
The Company and the Compensation & Management Development Committee (the “Compensation Committee”) remain committed to the compensation philosophy, practices, and objectives outlined under the heading “Compensation Discussion and Analysis” in this Proxy Statement. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.
Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.
Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Unless the Board modifies its policy on the frequency of holding Say-on-Pay advisory votes, such votes are taken at each annual meeting of the Company’s stockholders. The next such vote will occur at the annual stockholder meeting to which this Proxy Statement relates.
Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is necessary to approve the Say-on-Pay proposal. Abstentions will have the same effect as a vote “AGAINST” the Say-on-Pay proposal. Broker non-votes will have no effect on the Say-on-Pay proposal.
Board Recommendation
The Board recommends that you vote “FOR” the ratification of the advisory resolution approving the compensation of the Company’s named executive officers.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDIT FIRM
The Audit Committee has selected Grant Thornton LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for fiscal year 2024. Grant Thornton LLP has been the Company’s independent registered public accounting firm since April 2014. We are asking the stockholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2024. Grant Thornton LLP was appointed by the Audit Committee in accordance with its charter.
In the event stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.
The Audit Committee has approved all services provided by Grant Thornton LLP. A representative of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions stockholders may ask.
Vote Required
This vote requires approval by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions with respect to the approval of this proposal will have the effect of a vote “AGAINST” this proposal.
Board Recommendation
The Board recommends that you vote “FOR” the ratification of appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2024.

EXECUTIVE OFFICERS
Set forth below is certain information concerning the named executive officers of the Company for the fiscal year ending October 31, 2023. As of the date of this Proxy Statement, Mr. Livingston is no longer employed by the Company. There is no family relationship between any of these individuals or between these individuals and any of the Company’s directors. There are no arrangements or understandings between any person and any of the executive officers pursuant to which such executive officer was selected as an executive officer, except for arrangements or understandings with such executive officer acting solely in such executive officer’s capacity as such.
Name and Age	Office and Length of Service
George L. Wilson, 55	President and Chief Executive Officer effective January 1, 2020
Scott M. Zuehlke, 47	Senior Vice President — Chief Financial Officer & Treasurer effective November 1, 2019
Paul B. Cornett, 46	Senior Vice President — General Counsel & Secretary effective November 1, 2019
Kimberley N. Garcia, 45	Vice President — Chief Human Resources Officer effective November 1, 2021
Mark A. Livingston, 60	Vice President — Chief Accounting Officer and Controller (2019 − May 2023)
Mr. Wilson was named President and Chief Executive Officer of the Company effective January 1, 2020. Prior to his appointment to that role, Mr. Wilson served as the Company’s Vice President — Chief Operating Officer since 2017. Prior to that time, Mr. Wilson served as President and General Manager of the Company’s Insulating Glass Systems Division since 2011, and as General Manager of Edgetech I.G., Inc. beginning with its purchase by Quanex in March 2011 until it was consolidated with existing Quanex operations to create the Insulating Glass Systems Division. Prior to joining Quanex, Mr. Wilson served as the Vice President of Operations for Lauren Manufacturing from 2008 to 2010, and as the Vice President of Human Resources for its parent company Lauren International, a diversified manufacturer of polymers, rubbers and plastics, from 2010 to 2011. Prior to that time and beginning in 1993, Mr. Wilson served in various capacities of increasing responsibility for Federal Mogul, a Tier 1 manufacturer of various automobile components. Mr. Wilson earned a Masters of Business Administration from Indiana University and a Bachelor of Science in Accounting from The University of Akron. In addition, Mr. Wilson completed the Harvard Business School’s executive education program on driving profitable growth.
Mr. Zuehlke was named the Company’s Senior Vice President — Chief Financial Officer and Treasurer effective November 1, 2019. Prior to that time, he served as Vice President — Investor Relations and Treasurer of the Company from 2016 to 2019, and served as the Company’s interim Chief Financial Officer from June 2019 to November 2019. Prior to joining the Company, Mr. Zuehlke served as Vice President, Investor Relations for Halcón Resources from 2011 to 2016, and as Director, Investor Relations for Geokinetics from 2010 to 2011. In those roles, Mr. Zuehlke was responsible for leading and managing the investor relations function and acting as the primary contact to the investment community. Halcón (now Battalion Oil) is an independent energy company focused on the acquisition, production, exploration and development of onshore liquids-rich assets in the United States, while Geokinetics was an international land and shallow water geophysical service company focusing on the petroleum and mining industries. Prior to joining Geokinetics, Mr. Zuehlke served as Manager, Finance and Investor Relations for Hercules Offshore from 2009 to 2010. Mr. Zuehlke began his career at Invesco, where he was employed as an Equity Analyst and Market Data Associate from 1998 to 2009. Mr. Zuehlke holds a Bachelor of Business Administration from the University of Texas and a Master of Business Administration from the University of Houston.
Mr. Cornett was named the Company’s Senior Vice President — General Counsel and Secretary effective November 1, 2019. Prior to that time Mr. Cornett served as Vice President, Deputy General Counsel after joining the predecessor Company as a Staff Attorney in 2005 and holding various positions of increasing responsibility. From 2003 to 2005, Mr. Cornett was an associate in the law firm of Fulbright & Jaworski (now Norton Rose Fulbright) where he advised clients on corporate and securities matters. Mr. Cornett holds a B.A. from Rice University and a J.D. from the University of Chicago Law School.

Ms. Garcia was named the Company’s Vice President — Chief Human Resources Officer effective November 1, 2021. Prior to that time, she served as Vice President — Human Resources of the Company from 2020 to 2021. Prior to joining the Company, Ms. Garcia served as Vice President, Human Resources from 2017 to 2020 and as Director, Human Resources from 2015 to 2017 for Memorial Hermann Health System. In those roles, Ms. Garcia was responsible for partnering with hospital and corporate leadership on talent management, change management, employee engagement, and HR policy interpretation. Memorial Hermann Health System is the largest not-for-profit health system in southeast Texas. Prior to joining Memorial Hermann, Ms. Garcia served as Director, Human Resources for Direct Energy from 2014 to 2015 and as Sr. Director, U.S. Human Resources for Air Liquide America from 2010 to 2014. Prior to 2010, Ms. Garcia worked in various human resources roles of increasing responsibility. Ms. Garcia holds a Bachelor of Arts from Rice University, a Master of Business Administration from the University of Houston, and a Doctor of Education from Creighton University.
Mr. Livingston served as Vice President — Chief Accounting Officer & Controller of the Company from 2019 until his resignation from the Company on May 15, 2023.

DIRECTOR AND OFFICER COMPENSATION
Director Compensation
Directors who are also employees of the Company do not receive any additional compensation for serving on the Board. In fiscal 2023, Mr. Wilson was an employee of the Company. As such, he did not receive any additional compensation for Board service. Mr. Griffiths was a director prior to becoming an employee of the Company and served as an employee director for part of fiscal year 2022 until his retirement as an employee of the Company in February 2022. He did not receive any director compensation from the date on which he became an employee until the date he retired as an employee of the Company. Mr. Griffiths will continue to serve on the Board as the Non-Executive Chairman until his retirement in February 2024.
For the fiscal year ended October 31, 2023, the Company’s non-employee directors received the following compensation:
•
Annual Cash Retainer1 — $70,000/year paid quarterly

•
Committee Member Retainer1 —

•
Member of Audit Committee: $10,000/year paid quarterly

•
Member of Compensation & Management Development Committee: $10,000/year paid quarterly

•
Member of Nominating & Corporate Governance Committee: $7,500/year paid quarterly

1
Non-employee directors are permitted to defer all or any part of their cash retainers and fees under the Quanex Building Products Corporation Deferred Compensation Plan (the “DC Plan”). These deferrals are placed into notional accounts maintained under the DC Plan and are deemed invested in cash, units denominated in Common Stock, or any of the accounts available under the Company’s qualified 401(k) plan, as the director elects. The number of units that are deemed invested in Company common stock units and credited to a director’s notional account is equal to the number of shares of Common Stock that could have been purchased with the dollar amount deferred based on the closing price of the Common Stock on the New York Stock Exchange on the date the amount would have been paid for such share purchase. If a dividend or other distribution is declared and paid on Common Stock, for each notional common stock unit credited to a director’s account a corresponding credit will be accrued in the director’s notional matching account. All director deferrals are 100% vested. No payments may be made under the DC Plan until a distribution is permitted in accordance with the terms of the DC Plan. In the event of a “change in control” of the Company, any amount credited to a director’s account is fully vested and is payable in cash within five days after the change in control occurs. A “change in control” is defined generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the beneficial owner of 20% or more of either (a) the Company’s then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the persons who were members of the Board of Directors as of December 12, 2007 (the “Incumbent Board”), (iii) generally, a reorganization, merger, consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he or she becomes a director subsequent to December 12, 2007, and the election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless the director’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board. All distributions under the DC Plan will be made in cash. Any deferral or payment permitted under the DC Plan is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code of 1986.

•
Committee Chairman Fees (paid in lieu of Committee Member Retainer listed above)1 —

•
Chairman of Audit Committee: $20,000/year paid quarterly

•
Chairman of Compensation & Management Development Committee: $15,000/year paid quarterly

•
Chairman of Nominating & Corporate Governance Committee: $12,000/year paid quarterly

•
Non-Executive Chairman Fee1 — $40,000/year paid quarterly

•
Lead Director Fee1 — $20,000/year paid quarterly

•
Annual Restricted Stock Unit Retainer2 — On the first business day of each fiscal year, non-employee directors receive an annual restricted stock unit award of $100,000 in equivalent value. The restricted stock unit award vests immediately upon issuance. If the non-employee director meets the Company’s director stock ownership guidelines (in shares and share equivalents), payment of the award will be deferred automatically to the director’s separation from service (or, if earlier, a change in control of the Company), unless an election is made by the director to settle and pay the award on an earlier permitted specified date, and such election is made prior to the last day of the deferral election period applicable to the award under Section 409A of the Internal Revenue Code. If the non-employee director has not met the Company’s applicable stock ownership guidelines, then payment of the award will automatically be deferred until the director’s separation from service, and no election for an earlier payment date will be allowed. For purposes of this paragraph, the determination of whether a director meets the stock ownership guidelines will be made as of December 31st of the calendar year immediately preceding the calendar year in which the applicable restricted stock unit award is granted. With respect to the restricted stock unit awards that were granted on November 1, 2021, Mr. Stevens elected for early payment to be made on the second anniversary of the date of grant, and with respect to the restricted stock unit awards that were granted on November 1, 2022, Mr. Stevens elected for early payment to be made on the third anniversary of the date of grant. No other directors elected for an early payment to be made on restricted stock units granted during fiscal 2023.

•
Initial Restricted Stock Unit Grant — On the date on which a non-employee director is first elected or appointed as a director, such director will be granted an annual restricted stock unit award that is pro-rated for the time served during the current fiscal year, from the director’s date of election or appointment. These grants will immediately vest and will be settled and paid upon the earlier of the director’s separation from service or a change in control of the Company. The pro-rated restricted stock unit award, as well as the first full restricted stock unit award granted to a newly appointed or elected director, is not eligible for any form of deferral or other payment timing election.

•
Expense Reimbursement — Directors are reimbursed by the Company for their expenses relating to attendance at meetings.

2
Prior to February 27, 2020, restricted stock unit grants were issued from the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended. Restricted stock unit grants issued to the non-employee directors on November 1, 2020 and thereafter, were issued from the Quanex Building Products Corporation 2020 Omnibus Incentive Plan.

The table below shows the total compensation of our non-employee directors for the fiscal year ended October 31, 2023:
Name	Fees Earned or Paid in Cash(1) ($)	Restricted Stock Unit Awards(2) ($)	Option Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Susan F. Davis	112,000	100,001	—	—	22,369	234,370
William C. Griffiths	110,000	100,001	—	—	3,453	213,454
Bradley E. Hughes	87,500	100,001	—	—	3,558	191,059
Jason D. Lippert	87,500	100,001	—	—	4,980	192,481
Donald R. Maier	92,500	100,001	—	—	6,758	199,259
Meredith W. Mendes(5)	92,493	100,001	—	—	5,870	198,364
Curtis M. Stevens	97,500	100,001	—	—	14,401	211,902
William E. Waltz Jr.	87,500	100,001	—	—	7,566	195,067

(1)
Amounts shown reflect fees earned by the directors from the Company during fiscal year 2023. During fiscal 2023, Messrs. Hughes, Lippert and Waltz elected to defer cash compensation of $87,500 under the Quanex Building Products Corporation Deferred Compensation Plan.

(2)
These columns show the aggregate grant date fair value for restricted stock units awarded in fiscal 2023 computed in accordance with FASB ASC Topic 718. There were no grants of stock options to non-employee directors during fiscal 2023. Director grants vest immediately and as such are expensed on the date of grant. A discussion of the assumptions used in computing the grant date fair values may be found in Note 14, “Stock-Based Compensation,” included in the audited financial statements including in the Company’s Annual Report on Form 10-K for the year ended October 31, 2023. These values reflect the Company’s assumptions used to determine the accounting expense associated with these awards and do not necessarily correspond to the actual value that may be recognized by the directors.

The following table shows the grant date fair value of restricted stock units made during fiscal year 2023 as well as the aggregate number of restricted stock units and stock option awards outstanding for each non-employee director as of October 31, 2023:
	Restricted Stock Units			Stock Options
	2023 Grants		Total Units Outstanding as of October 31, 2023 (#)	2023 Grants		Total Stock Options Outstanding as of October 31, 2023 (#)
	Grant Date	Grant Date Fair Value ($)		Grant Date	Grant Date Fair Value ($)
Name
Davis	11/1/2022	100,001	47,114	n/a	—	—
Griffiths	11/1/2022	100,001	10,792	n/a	—	—
Hughes	11/1/2022	100,001	7,928	n/a	—	—
Lippert	11/1/2022	100,001	9,635	n/a	—	—
Maier	11/1/2022	100,001	21,119	n/a	—	—
Mendes(5)	11/1/2022	100,001	—	n/a	—	—
Stevens	11/1/2022	100,001	29,291	n/a	—	4,880
Waltz	11/1/2022	100,001	14,048	n/a	—	—

(3)
The Company does not provide a pension plan for non-employee directors. None of the directors received preferential or above-market earnings on deferred compensation.

(4)
Amounts shown represent (a) dividends paid during fiscal 2023 on outstanding restricted stock units, and (b) equivalent dividends paid on phantom stock in the Deferred Compensation Plan for Ms. Davis and Messrs. Hughes, Lippert, Stevens, and Waltz of $7,292; $1,021; $1,897; $5,028; and $3,071, respectively.

(5)
Ms. Mendes resigned from the Board effective October 21, 2023, and is not a director as of the date of this Proxy Statement.

Compensation Discussion and Analysis
Introduction
This section of the Proxy describes the compensation paid during (or for) fiscal 2023 to the executive officers listed in the “Summary Compensation Table” in this Proxy Statement:
•
George L. Wilson — President and Chief Executive Officer (“CEO”)

•
Scott M. Zuehlke — Senior Vice President, Chief Financial Officer and Treasurer (“CFO”)

•
Paul B. Cornett — Senior Vice President, General Counsel and Secretary (“GC”)

•
Kimberley N. Garcia — Vice President, Chief Human Resources Officer (“CHRO”)

•
Mark A. Livingston — former Vice President, Chief Accounting Officer and Controller (“CAO”) (resigned on May 15, 2023)

The compensation programs described in this Compensation Discussion and Analysis (“CD&A”) apply broadly to other officers and management personnel at the Company, with changes as appropriate to reflect different levels and types of responsibility. The Company believes that this approach helps to align Quanex employees into a unified team committed to the Company’s corporate objectives.
Strong Performance Continued in Fiscal 2023 Despite Challenging Macroeconomic Headwinds
While certain aspects of the business returned to normal seasonality in fiscal 2023, we saw lower demand for certain product areas, as well as macroeconomic headwinds such as rising interest and mortgage rates and conflicts in Ukraine and the Middle East. Despite these challenges, the Quanex team performed well throughout the year in executing on its operating and efficiency goals and organizational priorities.
Commercially, our revenue was negatively impacted both by the headwinds referenced above and by index price mechanisms triggered by lower raw material input costs. This pressure on revenue was partially offset by discretionary price increases but remained a challenge nonetheless. Operationally, our manufacturing teams continued to manage costs and improve quality and delivery metrics, while our sourcing teams effectively capitalized on the lower raw material pricing environment. As a result, we were able to grow our EBITDA and EBITDA margin despite a significant drop in year-over-year revenue.
Strategically, our focus for fiscal 2023 was continued operational improvements and the successful integration of our new custom mixing business following our purchase of the LMI custom mixing assets in November 2022. As we stated last year, our “Growth With a Purpose” strategy would be a combination of both organic and inorganic growth, and our acquisition of the LMI assets has been a great start on that journey. We are very proud of our performance and accomplishments in 2023 and are ready to continue moving the company forward and delivering value for our shareholders.

Below is a list of some of our significant accomplishments during fiscal 2023:
Achieved Strong Earnings Despite Lower Revenue • Adjusted EBITDA(1) increased by 4.6% • Adjusted EBITDA %(1) increased by 160 basis points
Strengthened Balance Sheet and Improved Free Cash Flow • Repaid $85 million of borrowings from 1Q to 4Q • Cash from Operations increased by 50.1% to $147.1 million

Delivered Strong Results to Our Shareholders
•
Our Fiscal Year-End share price was $26.85, which is 21.2% higher than prior Year-End

•
Achieved three-year annualized Total Shareholder Return of +15.4%

Supported Our Employees and Communities • The Quanex Foundation donated more than $650,000 to various community organizations • Raised wages across multiple locations and experience levels

(1)
Adjusted EBITDA and Adjusted EBITDA % are used as performance metrics within the Company’s compensation structure as more fully explained below. A reconciliation of Adjusted EBITDA to Net Income can be found in Annex A. Adjusted EBITDA % is calculated as Adjusted EBITDA as a percentage of Net Sales.

Alignment of our Pay and Performance
The Company’s annual and long-term incentive plans for fiscal 2023 remained aligned with the Company’s strategic objectives that were set at the beginning of the year. The Annual Incentive Award (“AIA”) was based on Revenue (weighted 40%), Adjusted EBITDA (weighted 25%), Adjusted EBITDA Margin (weighted 25%), and Working Capital as a Percentage of Sales (weighted 10%). Our long-term Performance Shares were based on Return on Net Assets (“RONA”); and our long-term Performance Restricted Stock Units (“PRSUs”) were based on Absolute Total Shareholder Return (“TSR”).

The following graph shows the Company’s year over year performance for the metrics under our 2023 AIA program and demonstrates the rigor of our goal-setting. Despite the challenges presented by the market, the Company had a strong performance year as shown in the table below.

(1)
For the periods presented above, a reconciliation of Adjusted EBITDA to Net Income as reported by the Company is included in Annex A to this Proxy Statement.

(2)
Working Capital as a Percentage of Sales is calculated as the quarterly average of the sum of receivables and inventories less payables, divided by net sales.

Realizable Compensation and Shareholder Alignment
A key objective of our compensation program is to align pay with performance. The following chart illustrates the relationship between our CEO’s target and realizable compensation for fiscals 2021, 2022, and 2023, and three-year stock price performance.

(1)
Reflects the 10-day average dividend-adjusted closing stock price ending on October 31, 2020 and October 31, 2023, respectively.

(2)
Target pay includes base salary, target bonus, and the grant date value of restricted stock, PRSUs, and performance shares for the applicable period (fiscals 2021 – 2023). Realizable compensation includes base salary, bonus payout, restricted stock granted, PRSUs earned (or valued at target if not yet earned), and performance shares earned (or valued at target if not yet earned) during the applicable period (fiscals 2021 – 2023) valued using the 10-day average closing stock price on October 31, 2023.

For fiscal 2023, our AIA achieved 84% of target. The PRSUs for fiscal 2021 – 2023 achieved 139% of target and the PSAs achieved 200% of target.
Responding to our Strategy and Shareholders
Changes for fiscal 2024:   In line with our ongoing strategy, the Compensation Committee reviewed the compensation programs for fiscal 2024 and made the following changes — the AIA will be based on 20% Revenue, 35% Adjusted EBITDA, 35% Adjusted EBITDA Margin, and 10% Working Capital as a Percentage of Sales. No changes were made to the long-term incentive plan. The Compensation Committee believes that the structure of the Company’s compensation program demonstrates our ongoing commitment to align executive compensation with stockholder interests and to encourage value creation at Quanex.
Compensation Best Practices
We use traditional compensation elements of base salary, annual incentives, long-term incentives, and employee benefits to deliver attractive and competitive compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of pay. All our executive pay programs are administered by an independent compensation committee, with assistance from an independent consultant. Some highlights to our executive compensation program include the following:

What We Do	What We Don’t Do
Link annual incentive compensation to the achievement of objective pre-established performance goals.	No tax gross ups for executive officers.
Provide 70% of our long-term compensation in the form of performance-based long-term incentives.	No hedging or pledging of Company stock.
Target the market median for all elements of compensation.	No “single-trigger” change in control cash payments or equity vesting.
Apply robust minimum stock ownership guidelines.	No excessive perquisites.
Maintain robust clawback policies.	No liberal share recycling.
Use and review compensation tally sheets.	No dividends on awards of unvested stock.
Evaluate the risk of our compensation programs.
Use an independent compensation consultant.
Compensation Objectives
We design our executive compensation program to further our corporate goal of paying for performance. Our compensation plan and pay strategy focus on and are intended to influence the profit margins of our businesses, cash flow generation, returns to stockholders and efficient management of our operations.
Our specific objectives and related plan features include:
Objectives	How We Meet Our Objectives
Attract and retain effective leadership
•
We provide a competitive total pay package, taking into account base salary, incentives, benefits, and perquisites for each executive.

•
We regularly benchmark our pay programs against the competitive market, comparing both fixed and variable at-risk compensation that is tied to short-term and long-term performance; we use the results of this analysis as context in making pay adjustments.

•
Our long-term plan includes three-year performance cycles for performance-based awards and three-year vesting schedules for time-based awards.

•
We compete effectively for the highest caliber people who will determine our long-term success.

Motivate and reward executives for achieving specific financial goals
•
We offer a compensation program that focuses on variable, performance-based compensation through annual and long-term incentive awards.

•
Specific financial performance measures used in the incentive programs include:

•
In fiscal 2023, the AIA used a corporate scorecard based on 40% Revenue, 25% Adjusted EBITDA, 25% Adjusted EBITDA Margin, and 10% Working Capital as a Percentage of Sales.

•
In fiscal 2023, the long-term incentive mix was based on 30% restricted stock, 30% PRSUs, and 40% performance shares. The PRSUs are based 100% on Absolute TSR performance and the performance share awards are based 100% on corporate RONA, each earned over a three-year period.

Objectives	How We Meet Our Objectives
Create a strong financial incentive to meet or exceed long-term financial goals and build long-term value
•
We link a significant part of total compensation to Quanex’s financial and stock price performance — over 70% of our compensation mix is performance-based.

•
We deliver 70% of long-term incentives in the form of performance-based awards.

•
For SVPs and above, long-term compensation opportunities are weighted to deliver more than two times the target short-term incentive opportunity, resulting in a significant portion of our total compensation delivered in the form of long-term incentives.

Align executive and shareholder interests
•
In order to emphasize long-term shareholder returns, we require significant Quanex stock ownership among executives through the use of stock ownership guidelines.

•
The ultimate value of our annual equity grants is driven by stock price performance over the grant date value.

•
We use absolute TSR as the sole metric for 30% of our long-term incentive compensation, which ensures that executives do not earn certain performance-based compensation when our shareholders for that same period have suffered a loss in value.

Competitive Positioning
Fiscal 2023
The Compensation Committee annually reviews the level of competitiveness and continued appropriateness of our executive compensation program. For fiscal 2023, Quanex used comparative compensation data from a group of sixteen direct industry companies, referred to in this CD&A as the “Peer Group,” as a point of reference in designing and setting its compensation levels. The Peer Group consists of companies selected on criteria including size, complexity, revenue, market capitalization, risk profile, asset intensity, margins, and industrial application of the primary business. The Compensation Committee reviewed and approved the following companies to be included in the Company’s fiscal 2023 peer group:
AAON Inc.	Griffon Industries Inc.	Patrick Industries Inc.
American Woodmark Corp.	Insteel Industries Inc.	PGT, Inc.
Apogee Enterprises Inc.	L.B. Foster Company	Simpson Manufacturing Inc.
Armstrong Flooring Inc.	Masonite International Corp.	Tredegar Corporation
CSW Industrials Inc.	Mueller Water Products, Inc.	Trex Company, Inc.
Gibraltar Industries Inc.
Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant to the Compensation Committee, used the Peer Group pay information, along with general industry survey data, to develop the appropriate range of compensation for each executive position. FW Cook also prepared an independent analysis of our key performance indicators such as profitability, growth, capital efficiency, balance sheet strength, and total return to stockholders compared to our sixteen industry peers. These results were then reported to the Compensation Committee in order to provide a thorough picture of the competitiveness of pay in the context of our performance as compared with that of our peers. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive pay. The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: its understanding of market conditions, its understanding of competitive pay analysis, recommendations from the CEO regarding his direct reports, the Committee’s overall evaluation of the executive’s performance, and our overall compensation strategy.

Changes for Fiscal 2024
For fiscal 2024, the Company removed two companies (Armstrong Flooring Inc. and Patrick Industries Inc.) from the comparator group and added two companies (Armstrong World Industries and CIRCOR International). The sixteen companies below comprise the fiscal 2024 peer group:
AAON Inc.	Gibraltar Industries Inc	Mueller Water Products, Inc.
American Woodmark Corp.	Griffon Corporation	PGT, Inc.
Apogee Enterprises Inc.	Insteel Industries Inc.	Simpson Manufacturing
Armstrong World Industries	L.B. Foster Company	Tredegar Corporation
CIRCOR international	Masonite International Corp.	Trex Company, Inc.
CSW Industrials Inc.
Program Description
Our executive compensation program is a traditional design structure that has been customized to suit the business and organizational objectives of the Company. It includes base salary, annual cash incentive compensation, long-term incentives and executive benefits. Our fiscal 2023 long-term incentive program consisted of restricted stock grants, PRSUs, and performance share awards. The amount of pay that is performance-based for an executive is directly related to the level of responsibility held by the position; accordingly, our highest ranked executive has the most performance-based pay as a percentage of total compensation. We set realistic but challenging goals in our annual incentive and long-term performance plans. In each case, if we fail to meet the pre-determined standards, no plan-based compensation is earned by executives.
We evaluate the various components of compensation annually relative to the competitive market for prevalence and value. By setting each of the elements against the competitive market within the parameters of our compensation strategy, the relative weighting of each element of our total pay mix varies by individual. We do not set fixed percentages for each element of compensation. The mix may also change over time as the competitive market moves or other market conditions which affect us change. We do not have and do not anticipate establishing any policies for allocating between long-term and currently paid compensation, or between cash and non-cash compensation. We have a process of assessing the appropriate allocation among these elements of compensation on a periodic basis and adjusting our position based on market conditions and our business strategy.
Base Salary
Purpose:   This pay element is intended to compensate executives for their qualifications and the value of their job in the competitive market.
Competitive Positioning:   The Company’s goal is to target the market median as our strategic target for base salary. We review each executive’s salary and performance every year to determine whether base salary should be adjusted. Along with individual performance, we also consider movement of salary in the market, as well as our financial results from the prior year to determine appropriate salary adjustments.
While the Compensation Committee applies general compensation concepts when determining the competitiveness of our executives’ salaries, the Compensation Committee generally considers base salaries as being competitive when they are within a reasonable range of the stated market target (in this case, the market 50th percentile).

Fiscal 2023 Review:   The table below provides base salaries for fiscal years 2022 and 2023. The increases to base salaries reflect the Committee’s continued work to bring the executives’ compensation in line with market median over time, and recognize their individual development and contribution to the performance of the Company.
Name and Principal Position	Fiscal 2022 Base Salary	Fiscal 2023 Base Salary	Base Salary Increase
George L. Wilson President and CEO	$725,000	$800,000	10%
Scott M. Zuehlke Senior Vice President, CFO and Treasurer	$403,000	$455,000	13%
Paul B. Cornett Senior Vice President, General Counsel and Secretary	$375,000	$415,000	11%
Kim Garcia Vice President, Chief Human Resources Officer	$295,000	$340,000	15%
Mark A. Livingston(1) Former Vice President, Chief Accounting Officer and Controller	$290,000	$315,000	9%

(1)
Mr. Livingston resigned from his position effective May 15, 2023.

Annual Incentive Awards (AIA)
Purpose:   This element of compensation is intended to reward executives for the achievement of annual goals related to key business drivers. It is also intended to emphasize to executives the key business goals of the Company from year to year.
Competitive Positioning:   The Company’s strategy is to target the market median for annual incentives for performance that meets expected levels. We have established the range of possible payouts under the plan so that our competitive position could be above or below our stated strategy based on performance outcomes.
Plan Mechanics:   The Company’s 2020 Omnibus Incentive Plan (the “Omnibus Plan”) serves as the governing plan document for our AIA. The AIA plan design is geared toward goal attainment, which pays target award levels for expected performance results.
Fiscal 2023:   The AIA emphasizes earnings and informed decision making with regard to the Company’s operational and strategic goals. To integrate the goals of the AIA throughout the Company, the annual incentive program participation includes the top leaders of our domestic business divisions. We believe this is necessary in order to align managers throughout the organization with this incentive structure.
Rigorous Goals:   The Compensation Committee took careful consideration of the Company’s performance in order to develop the plan design and goals for fiscal 2023. In line with the Company’s commitment to align incentives with strategic imperatives, the fiscal 2023 scorecard was based on 40% Revenue, 25% Adjusted EBITDA, 25% Adjusted EBITDA Margin and 10% Working Capital as a Percentage of Sales. The Compensation Committee believes the use of metrics based on Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin, combined with attention to Working Capital as a Percentage of Sales, balances the management team’s focus and positions the Company strategically for healthy growth and profitability. The Company set rigorous performance expectations based on the forecasted results of the operating divisions and the projected markets for building products.
Target Award Levels:   Based on market practices for annual incentives and our compensation strategy, we set a target award opportunity for each of our executives. This is the amount of incentive compensation the executive can earn when performance meets expected results, or “target.” The table below reflects the payout percentage of each named executive’s base salary at the threshold, target, and maximum levels of performance for fiscal 2023.

Potential AIA Payout
Expressed as a % of Salary
Participant	Title	Threshold	Target	Maximum
Wilson	CEO	50%	100%	200%
Zuehlke	CFO	30%	60%	120%
Cornett	GC	28.5%	55%	110%
Garcia	CHRO	28.5%	55%	110%
Livingston	CAO	28.5%	55%	110%
Fiscal 2023 Results:   The Compensation Committee did not adjust any of the goals under the Company’s fiscal 2023 AIA and determined the Company’s incentive payouts based on actual fiscal 2023 results. The Company’s targets on the primary metrics under the fiscal 2023 AIA scorecard considered by the Compensation Committee were a Revenue goal of $1,239.9 million, an Adjusted EBITDA goal of $154.9 million, an Adjusted EBITDA Margin goal of 12.49-12.74%, and a Working Capital as a Percentage of Sales goal equal to 11.34%. The Revenue goal for fiscal 2023 was set at $1,239.9 million compared to the fiscal 2022 actual result of $1,221.5 million. The Adjusted EBITDA goal for fiscal 2023 was set at $154.9 million compared to the fiscal 2022 actual result of $152.5 million. Due to uncertainty in our industry and to enhance the rigor of our program, it was determined that a flat spot would be implemented at target for the Adjusted EBITDA margin goal (flat spot range starts at 12.49% which is above fiscal 2022 actual result of 12.48%). The Working Capital as a Percentage of Sales goal for fiscal 2023 was set at 11.34% compared to fiscal 2022 actual result of 12.34%. For fiscal 2023, Working Capital as a Percentage of Sales was calculated as the quarterly average of the sum of receivables and inventories less payables, divided by net sales. In calculating performance of both Adjusted EBITDA and Adjusted EBITDA Margin, the Committee excluded purchase price accounting inventory step-ups, transaction and advisory fees, gain/loss on the sale of certain fixed assets, asset impairment charges, and restructuring charges. In addition, the Revenue and Adjusted EBITDA goal metrics were adjusted as necessary to exclude the impact of foreign currency exchange rates.
A summary of the final threshold, target, and maximum goals after adjusting for foreign currency exchange rates is as follows:
Metric	Threshold ($ in thousands)	Target ($ in thousands)	Maximum ($ in thousands)
Revenue	$1,137	$1,264	$1,453
Adjusted EBITDA	$143,679	$159,762	$183,589
Adjusted EBITDA Margin	11.9%	12.49 – 12.74%	13.24%
Working Capital as a Percentage of Sales	12.34%	11.34%	10.34%
For fiscal 2023, the Company achieved Revenue of $1.13 billion, Adjusted EBITDA of $161.2 million, Adjusted EBITDA Margin of 14.26%, and Working Capital as a Percentage of Sales of 11.93%. Together, these results produced an AIA achievement equal to 84% of target for executive officers. The AIA achievement resulted in payments to participants as follows:
Participant	Title	Target % (as a % of salary	Achieved % (as a % of Target)	Achieved % (as a % of salary
Wilson	CEO	100%	84%	84%
Zuehlke	CFO	60%	84%	50%
Cornett	GC	55%	84%	46%
Garcia	CHRO	55%	84%	46%
Livingston(1)	CAO	55%	—	—

(1)
In connection with his resignation, Mr. Livingston forfeited all Annual Incentive Awards.

Fiscal 2024 Changes:   In line with the Company’s ongoing strategic imperatives, the fiscal 2024 AIA design maintains a focus on Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, and Working Capital as a Percentage of Sales. The fiscal 2024 weightings will be 20% Revenue, 35% EBITDA, 35% Adjusted EBITDA Margin, and 10% Working Capital as a Percentage of Sales.
Long-Term Incentive Compensation
Purpose:   We have a long-term incentive program designed to help align the interests of executive management with shareholders and reward executives for the achievement of long-term goals. Long-term incentives are also critical to the retention of key employees and provide executives an opportunity for personal capital accumulation. For these reasons we have placed more value on the long-term incentive element of compensation than on other elements. The result is that this element of compensation generally represents at least half of the named executive officers’ total direct compensation.
Competitive Positioning:   Our long-term incentive philosophy targets the 50th percentile of the market. The individual performance of each named executive officer is not considered in the value of the long-term incentive awards granted. Since the goals are set prospectively, the Company’s financial performance determines the ultimate value of the award.
Participation:   Participation in the program includes the named executive officers and certain key contributors to the business and is determined based on competitive practices as well as our assessment of which positions contribute to long-term value creation.
Target Award Levels:   Fiscal 2023 target long-term incentive awards were determined based on a target dollar value for our executives, which has been the practice for the executive officers since fiscal 2018. The executives had the following LTI targets for fiscal 2023:
Participant	Title	LTI Target
Wilson	CEO	$2,350,000
Zuehlke	CFO	$588,000
Cornett	GC	$500,000
Garcia	CHRO	$300,000
Livingston	CAO	$240,000
Fiscal Year 2023 Long-Term Incentive Program Design
Vehicles and Goals
At its December 2022 meeting, the Compensation Committee maintained its ongoing long-term incentive plan design, reflecting the Company’s continued emphasis on improving returns for its shareholders. For fiscal 2023, the performance share awards were measured by reference to one performance metric — Return on Net Assets (“RONA”) — and the PRSUs were based 100% on Absolute Total Shareholder Return (“TSR”), each as measured over a three-year performance period. The LTI mix was delivered 30% in restricted stock, 30% in PRSUs, and 40% in performance shares. The allocation among the long-term incentive vehicles is determined by the Compensation Committee based on market information provided by its compensation consultant, as well as input from senior management regarding the key business drivers that will continue to promote a results-oriented culture. The Omnibus Plan does not provide for any specific subjective individual performance component in determining the ultimate value of any award.

The following chart illustrates the fiscal 2023 allocation of long-term incentives, which is 70% performance-based.
Restricted Stock
Restricted stock represents 30% of each participant’s long-term incentive value. The Compensation Committee chose 30% of the total value because it provides meaningful retentive value to key executives, helps smooth out market volatility, and is cost efficient. The restricted stock awards vest three years after the award is granted, so long as the participant remains employed through the vesting date. We believe restricted stock awards are an effective long-term compensation vehicle through which key employees can be retained, especially through volatile periods in the market.
Performance Restricted Stock Units
PRSUs represent 30% of each participant’s long-term incentive value and are payable 100% in Company stock. The PRSUs can be earned based on the Company’s Absolute TSR over the three-year performance period. In order for executives to receive a target payout, the Company must have Absolute TSR improvement of 20%. For fiscal 2023, the number of shares earned will be calculated based on Absolute TSR using the 10-day average stock price leading up to the start of the performance period (November 1, 2022) and the 10-day average stock price leading up to the end of the performance period (October 31, 2025) and includes the reinvestment of dividends. The table below illustrates the number of shares that would vest based on the Company’s Absolute TSR under the PRSU awards at various levels of performance. Performance will be interpolated for any results in between threshold and target or target and maximum.
Milestones	Absolute Total Shareholder Return Performance	Performance Restricted Stock Units Modifier
Maximum	≥50%	150%
Target	20%	100%
Threshold	–20%	50%
Performance Shares
Performance shares represent 40% of each participant’s long-term incentive value. Performance shares are payable 100% in cash and are intended to motivate executives to achieve preset goals that are in line with critical business drivers.
We set target award values for each year. These target award values are used to calculate the number of performance shares granted to each executive. The final number of shares to vest is not determined until the end of a three-year performance cycle. In December 2022, the Compensation Committee maintained the design of the performance shares to be measured wholly by reference to the Company’s Return on Net Assets (“RONA”). RONA is defined as operating income over total assets (measured as a five quarter trailing average), minus cash, minus current liabilities, plus current long-term debt. The decision to utilize a single performance metric was made to help focus the executives on exceptional performance on returns. The performance shares will continue to be capped at 200% of target. The goals for RONA performance are shown below:
Milestones	RONA Performance	Performance Share Modifier
Maximum	23.6%	200%
Target	21.4%	100%
Threshold	19.3%	75%
Fiscal 2023 Long-Term Incentive Grants
The number of long-term incentive awards granted during fiscal 2023 was determined by: (1) taking 30% of the participant’s target award value and dividing it by the 10-day average closing stock price between October 18, 2022 and October 31, 2022 to determine the number of restricted stock awards, (2) taking 30% of the participant’s target value and dividing it by the calculated Monte Carlo value of the PRSUs based on the 10-day average closing stock price between October 18, 2022 and October 31, 2022 to determine the number of PRSUs, and (3) taking 40% of the participant’s target award value and dividing it by the 10-day average closing stock price between October 18, 2022 and October 31, 2022 to determine the number of performance shares. The equity grant calculations apply an average stock price based on the last ten trading days in October 2022. For more information related to long-term incentive awards granted during fiscal 2023, please see the table entitled “Grants of Plan-Based Awards” in this Proxy Statement.
Previously Awarded Long-Term Incentive Grants
Fiscal 2021 Performance Shares
The performance shares awarded to our executives in December 2020 (the “Fiscal 2021 Performance Shares”) became payable to executives in December 2023, with a final value determined by the Company’s performance for fiscal 2021 through fiscal 2023. Performance measures for the Fiscal 2021 Performance Shares were based on RONA (as defined above). Our performance against the pre-established RONA goal determined the payout to executives within a range from threshold to maximum. The pre-established goal and the actual performance against the goal is set forth below. The Compensation Committee did not adjust any of the goals under the Company’s fiscal 2021 performance shares and determined the Company’s payouts based on actual results for the performance period.
Milestones	RONA Performance	Payout Opportunity
Performance Measures:
Maximum	14.5%	200%
Target	12.6%	100%
Threshold	10.3%	75%
Actual Performance	18.5%	200%

For the Fiscal 2021 Performance Shares, the total actual payout was equal to 200% of target as a result of RONA performance. Actual payout amounts for each named executive officer were as follows:
Officer	Fiscal 2021 Performance Shares Granted (#)	Total Performance Shares Earned (200% of Target) (#)	Total Payout ($)
Wilson	34,000	68,000	1,815,600
Zuehlke	9,700	19,400	517,980
Cornett	6,700	13,400	357,780
Garcia	—	—	—
Livingston(1)	—	—	—

(1)
In connection with his resignation, Mr. Livingston forfeited all Performance Shares.

Fiscal 2021 Performance Restricted Stock Units
The PRSUs awarded to our executives in December 2020 (the “Fiscal 2021 PRSUs”) became payable to executives in December 2023, with a final value determined by the Company’s performance period for fiscal 2021 through fiscal 2023. The performance measure for the Fiscal 2021 PRSUs was Absolute TSR (as defined above). Our performance against this goal determined the payout to executives within a range from threshold to maximum. The plan only permitted a payout of target if TSR increased by a minimum of 20%. During the performance period, the Company achieved Absolute TSR of 43.2%, which resulted in a payout equal to 139% of Target. The Compensation Committee did not adjust any of the goals under the Company’s fiscal 2021 PRSUs and determined the Company’s payouts based on actual results for the performance period.
Officer	Fiscal 2021 Performance RSUs Granted (#)	TSR Total Shares Vested (139% of Target) (#)	Cash Paid for Accumulated Dividends during Performance Period ($)
Wilson	24,000	33,281	$31,950
Zuehlke	6,800	9,430	$9,053
Cornett	4,700	6,517	$6,256
Garcia	—	—	—
Livingston(1)	—	—	—

(1)
In connection with his resignation, Mr. Livingston forfeited all Performance RSUs.

Fiscal 2024 Long-Term Incentive Grants
At its October 2023 meeting, the Compensation Committee elected to maintain the Company’s long-term incentive plan design.
Processes and Procedures for Determining Executive Compensation in Fiscal 2023
Guided by the principal objectives described above, the Compensation Committee approves the structure of the executive compensation program and administers the programs for our executive officers, including matters where approval by our independent Compensation Committee members is appropriate for tax or regulatory reasons. The following describes the roles of key participants in the process.

The Role of Executives
Our President — Chief Executive Officer is the primary executive who works with the Compensation Committee and compensation consultant in establishing compensation levels and performance targets. Our President — Chief Executive Officer is responsible for reviewing the compensation and performance of the other executive officers and, as such, makes recommendations to the Compensation Committee regarding adjustments in compensation to such executive officers. The Compensation Committee considers the President — Chief Executive Officer’s recommendations along with the Compensation Committee’s own evaluation of individual and business performance and the market data provided by its compensation consultant. In making recommendations, the President — Chief Executive Officer relies upon his evaluation of his direct reports’ performance and competitive compensation information. The President — Chief Executive Officer does not recommend his own compensation. The President — Chief Executive Officer recommends AIA performance goals to the Compensation Committee. The President — Chief Executive Officer, with input from the compensation consultant, recommends performance goals for long-term incentive awards that are properly aligned with business goals and compensation strategy, but no senior executive is present when decisions regarding his or her compensation are discussed and determined.
Our Senior Vice President — General Counsel and Secretary and our Vice President — Chief Human Resources Officer work together to serve as the liaisons between the compensation consultant, the Compensation Committee, and the Governance Committee. In this role, they interact with the compensation consultant as necessary and prepare materials for each Compensation Committee meeting to assist the Compensation Committee in its consideration and administration of executive compensation programs, plans and policies.
The Role of Independent External Advisors
To facilitate the formulation and administration of our compensation program, the Compensation Committee has retained FW Cook since July 2012 as its independent consultant on executive compensation matters. FW Cook helps the Compensation Committee assess the competitiveness and appropriateness of compensation programs throughout the market, including our peers, and develop a compensation program that is consistent with our objectives and market conditions. FW Cook meets with our Compensation Committee in executive sessions and advises the Compensation Committee with respect to a wide range of issues related to executive compensation. The Compensation Committee authorizes the scope of services that it desires FW Cook to provide for it, including reviewing and analyzing market data, evaluating our comparator group composition, making recommendations for incentive system designs, providing market and regulatory updates, assisting with deliberations related to CEO compensation, reviewing any relevant information, and reporting to the Compensation Committee on all aspects of our compensation programs. FW Cook reports directly to, and takes its charge from, the Compensation Committee. However, the Compensation Committee does not specifically direct the manner in which FW Cook performs the scope of services it provides to the Company. Additionally, the Compensation Committee makes all final decisions regarding compensation.
Independence of Advisors
The Compensation Committee reviewed the independence of FW Cook based on the NYSE rules for independence which include the following factors: (i) the provision of other services to the Company by FW Cook; (ii) the amount of fees from the Company paid to FW Cook as a percentage of FW Cook’s total revenue; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors who serve the Committee with any member of the Committee; (v) any stock of the Company owned by such individual compensation advisors, and (vi) any business or personal relationship of FW Cook or the individual compensation advisors who serve the Committee with an executive officer of the Company. The Compensation Committee also reviewed FW Cook’s policies for avoiding conflicts of interest. The Compensation Committee has determined, based on its analysis of the factors listed above, that the work of FW Cook and the individual compensation consultants employed by FW Cook does not create any conflicts of interest and that FW Cook meets the NYSE standards for independence.

The Role of the Compensation & Management Development Committee
As of the date of this Proxy Statement, the Compensation Committee comprises three non-employee independent directors. The Compensation Committee’s duties in administering executive compensation programs include the following:
•
Review and approve the Company’s overall total compensation policy.

•
Review and evaluate Company performance against pre-established performance metrics.

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Establish the annual total compensation paid to officers and key executives, including base salary, annual incentive, and long-term incentives.

•
Regularly review and approve all employment agreements and severance arrangements for the executive officers.

•
Review the Company’s Compensation Discussion and Analysis disclosure.

The Compensation Committee determines the President — Chief Executive Officer’s salary and incentive awards based upon an assessment of individual and Company performance, as well as market data provided by the compensation consultant. The Compensation Committee may form and delegate duties to subcommittees when appropriate. A more expansive list of the Compensation Committee’s responsibilities can be found in its charter, which can be viewed on our website at www.quanex.com.
Post-Employment Compensation
Severance and change in control benefits are provided to our named executive officers under our incentive plans and our Severance Policy. These benefits are discussed at greater length in the section entitled “Potential Payments upon Termination or Change in Control” in this Proxy Statement.
No employees have severance benefits that provide change in control excise tax gross ups and the Company has a policy not to provide such benefits.
Deferred Compensation Plan
The Company has a nonqualified deferred compensation program that gives executives the opportunity to defer income. As with our various other plans and programs, this deferral opportunity is designed to attract and retain key executives.
The deferred compensation program is administered by the Compensation Committee through delegation to the Company’s Benefits Committee. Before eligible employees can participate, they must first receive a recommendation from our senior managers and then final approval by the Compensation Committee or Benefits Committee. Participants in the program may choose to defer up to 100% of their annual and long-term incentive bonuses. Participants may choose from a variety of investment choices in which the Company will invest their deferrals over the defined deferral period.
Executive Benefits
Purpose:   The role of executive benefits is to provide financial security, enhanced employee welfare, and competitive packages that are meaningful in the markets for which we compete for executive talent. These programs provide post retirement income, and in some cases, additional benefits in place of those that would otherwise be lost due to plan limits imposed by the Internal Revenue Code.
Competitive Positioning:   Our executive benefits strategy is to provide meaningful yet cost-efficient benefits to executives at a level that aligns with our desired competitive positioning of the market median. We provide executives with health and welfare benefits that are consistent with our program for exempt personnel generally. Supplemental retirement and supplemental life benefits are also provided to our officers.

Program Elements:
•
Retirement and other benefits.   Some of our executives participate in the Company’s defined benefit pension plan, 401(k) defined contribution retirement plan, and an executive restoration plan. Executives also receive company contributions under our 401(k) plan, a 15% match under our employee stock purchase program (ESPP), and the value of accrued dividends on restricted stock, PRSUs, and Performance Shares upon vesting of such awards.

•
Life insurance benefits.   Our executives participate in Company provided life insurance, the amount of which takes into consideration age and/or income. Our executives also have the opportunity to purchase supplemental life insurance.

•
Perquisites.   We provide our executives with certain perquisites which help us compete for executive talent, and in some cases, allow our executives to devote more attention to the business of the Company. Certain perquisites have been grandfathered and not all executives are provided the same. The various perquisites include executive life insurance, financial and tax planning, and automobile allowances. We do not provide for tax gross-up payments on perquisites.

Other Compensation Items
Clawback Provision (Recovery of Incentive Payments)
We have a policy to enable the Board, in its judgment and to the extent permitted by governing law, to require reimbursement of any cash bonus or performance-based awards paid to an executive where (a) the value of the award was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, and (b) a lower payment would have been made to the executive based on the restated financial results. In each instance, the Company may seek to recover that portion of the affected executive’s annual and/or long-term incentive payments that is higher than the payment that would have originally been paid. No reimbursement will be required if such material restatement was caused by or resulted from any change in accounting policy or rules.
In addition, the Board in October 2023 adopted an additional Clawback Policy that is compliant with the rules promulgated by the New York Stock Exchange. Under this additional policy, the Board is required to seek reimbursement reasonably promptly of any incentive-based compensation paid to an Executive Officer of the Company in the event the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement. This clawback policy has a three-year lookback period and applies to all incentive-based compensation, regardless of whether it was paid in cash or equity.
Risk Assessment
In fiscal 2023, the Compensation Committee discussed and analyzed risks associated with the Company’s compensation policies and practices for executive officers and all employees generally. This discussion included, but was not limited to, topics such as eligibility, affordability, retention impact, corporate objectives, alignment with shareholder interests, governance, and possible unintended consequences. The Compensation Committee did not identify any risks arising from the Company’s compensation programs or practices that are reasonably likely to have a material adverse effect on the Company.
Executive Stock Ownership Guidelines
We encourage our executives to own our Common Stock because we believe such ownership provides strong alignment of interests between executives and shareholders. Our executive stock ownership guidelines provide that different levels of executives are expected to own a specific value of our Common Stock, expressed as a percentage of salary. The stock ownership requirement is effective three years for the executives after assuming their respective roles. Unexercised stock options (whether vested or unvested) and unearned performance awards do not count toward the executive’s ownership for purposes of the guidelines. The chart below shows the guidelines by executive level.
Level	Typical Executive Position	Stock Ownership Goal
1	CEO	4x Base Salary
2	SVP	2x Base Salary
3	VP	1x Base Salary
All of our named executives currently are in compliance with the executive stock ownership guidelines.
Prohibition on Certain Transactions Involving Company Stock
The Company’s Corporate Governance Guidelines specifically prohibit the Company’s directors, officers and employees from hedging or pledging Company stock; maintaining margin accounts holding Company Stock, and buying or selling any puts, calls or other derivatives of Company stock. Please see the “Corporate Governance Guidelines” section of this Proxy Statement for the Company’s policy with regard to these activities.
Timing of Certain Committee Actions
The Compensation Committee schedules actions related to executive pay to coincide with its regularly scheduled Board meetings in October and December:
Executive Compensation Element	Action Item
Base Salaries	• Review and/or adjust based on market review
Short-Term Incentives	• Determine year-end results and approve payouts • Set goals for upcoming year
Long-Term Incentives
•
Determine performance results and approve long-term plan’s payouts

•
Set goals for long-term plan’s next three-year performance cycle

•
Determine and approve annual equity awards, including restricted stock awards and long-term performance based awards

Compensation decisions related to promotions or new hire awards are addressed on an individual basis, at the time the executive is promoted or first joins the Company.
Accounting Considerations and Tax Deductibility of Executive Compensation
In designing compensation programs, we consider the effects that accounting and taxation may have on us, the named executive officers or other employees as a group. We account for compensation arrangements in accordance with FASB ASC Topic 718. All share-based payments to employees are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their requisite service periods.
Influence of Say on Pay Results on Executive Compensation Decisions
Management and the Compensation Committee are attentive to the outcome of the shareholder “Say on Pay” vote. At the Company’s 2023 annual shareholder meeting, the Company received significant support for its executive compensation program, with 92.0% of the votes cast in favor of the “Say on Pay” resolution. The Compensation Committee remains responsive to shareholder feedback and believes that the strong support from shareholders indicates satisfaction with the executive compensation program.

Potential Payments upon Termination or Change in Control
On February 27, 2020, the Company adopted a severance policy that applies to certain of its named executive officers. We believe that the severance policy helps us attract and retain our named executive officers. The Company entered into these arrangements because executives at this level generally require a longer time to find comparable jobs as fewer jobs at this level exist in the market. In addition, executives often have a large percentage of their personal wealth dependent on the status of their employer, given the requirement to hold a multiple of their salary in stock and the fact that a large part of their compensation is stock-based. The amount and type of benefits were based on competitive market practices for executives at this level.
In addition, in the event of a change in control, the Severance Policy reduces the personal uncertainty and anxiety that arises from the possibility of a future business combination. During a potential change in control, we do not want executives leaving to pursue other employment out of concern for the security of their jobs or being unable to concentrate on their work. To enable executives to focus on the best interest of our stockholders, our Severance Policy includes change in control provisions that generally provide enhanced benefits to executives whose employment terminates in connection with a change in control.
Provisions of the Severance Policy require a termination of employment before any benefits are paid. The change in control provisions require both a change in control and a termination of employment before any benefits are paid (a “double trigger”). If an executive officer experiences both a change in control of the Company and a termination of employment, benefits are payable under only the change in control portion of the severance policy.
Severance Policy
Mr. Wilson participates in the Severance Policy as a “Tier 1 Officer” as defined therein, and each of Ms. Garcia and Messrs. Zuehlke and Cornett participate in the Severance Policy as a “Tier 2 Officer” as defined therein. Mr. Livingston does not participate in the Severance Policy due to his resignation on May 15, 2023.
The table below sets forth the severance pay and benefits available under the Severance Policy for the participating named executive officers assuming a “Qualifying Termination” (as defined in the Severance Policy) without cause or for good reason within 24 months following a change in control.

Severance Policy Benefits
Tier	Qualifying Termination without Change in Control	Qualifying Termination following Change in Control
Tier 1 (Wilson)
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2x base salary plus 2x target annual bonus at the time of Qualifying Termination, payable in installments on normal payroll schedule; and

•
Pro-rata annual bonus for year of termination based on actual Company performance and number of days worked by the Executive during the fiscal year, to be paid at the same time bonuses are paid to active employees; and

•
Continued health and welfare benefits, or reimbursement thereof, for eighteen (18) months for the Executive and his or her spouse and dependents, subject to earlier termination when the Executive becomes eligible for such benefits from a subsequent employer.

•
2.5x base salary plus 2.5x target annual bonus at the time of Qualifying Termination (or, if higher, at the time of Change in Control), payable in a lump sum within fifteen (15) days of termination; and

•
Pro-rata target annual bonus for year of termination based on number of days worked by the Executive during the fiscal year, payable in a lump sum within fifteen (15) days of termination; and

•
Continued health and welfare benefits, or reimbursement thereof, for eighteen (18) months for the Executive and his or her spouse and dependents, subject to earlier termination when the Executive becomes eligible for such benefits from a subsequent employer.

Tier 2 (Zuehlke, Cornett, Garcia)
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1.5x base salary plus 1.5x target annual bonus at the time of Qualifying Termination, payable in installments on normal payroll schedule; and

•
Pro-rata annual bonus for year of termination based on actual Company performance and number of days worked by the Executive during the fiscal year, to be paid at the same time bonuses are paid to active employees; and

•
Continued health and welfare benefits, or reimbursement thereof, for eighteen (18) months for the Executive and his or her spouse and dependents, subject to earlier termination when the Executive becomes eligible for such benefits from a subsequent employer.

•
2x base salary plus 2x target annual bonus at the time of Qualifying Termination (or, if higher, at the time of Change in Control), payable in a lump sum within fifteen (15) days of termination; and

•
Pro-rata target annual bonus for year of termination based on number of days worked by the Executive during the fiscal year, payable in a lump sum within fifteen (15) days of termination; and

•
Continued health and welfare benefits, or reimbursement thereof, for eighteen (18) months for the Executive and his or her spouse and dependents, subject to earlier termination when the Executive becomes eligible for such benefits from a subsequent employer.

Payments of the foregoing severance pay and benefits under the Severance Policy are conditioned upon the executive having signed and returned an effective waiver and release of claims in a form satisfactory to us and continuing to comply with all applicable restrictive covenants. A breach of such release will result in the cessation of severance pay and benefits and may result in such executive being required to repay certain severance pay and benefits already provided as well as certain costs and expenses. If payments pursuant to the Severance Policy are not deductible by us under Section 280G of the Internal Revenue Code, such payments shall be reduced (or repaid) in order to ensure our deduction of payments in connection with a change in control.
Change in Control Payments
As described above, benefits payable under the Severance Policy following a change in control require the occurrence of both (A) a change in control of the Company and (B) (i) involuntary termination of the named executive officer’s employment with the Company without cause or (ii) voluntary termination of the named executive officer’s employment with the Company for “good reason”, in each case within twenty-four (24) months following the effective date of a Change in Control of the Company.

Each of the following events generally constitutes a change in control of the Company for purposes of the Severance Policy:
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Any person or entity acquiring or becoming beneficial owner as defined in SEC regulations of 20% or more of (i) the then outstanding shares of our Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company;

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Generally, our current directors ceasing to constitute a majority of our directors;

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Consummation of a merger, consolidation, or recapitalization (unless the directors continue to represent a majority of the directors on the Board, more than 50% of the pre-transaction ownership continues in the same proportion, and no covered person owns 20% or more of (i) the then outstanding shares of our Common Stock or (ii) the combined voting power of our then outstanding voting securities if the covered person did not have such an ownership threshold prior to the transaction); or

•
The stockholders approve a complete liquidation or dissolution of the Company.

Treatment of Outstanding Equity Awards Following Change in Control
If a named executive officer is entitled to benefits under a change in control, the following would occur immediately upon the occurrence of a change in control pursuant to grant agreements for various equity awards, regardless of whether the named executive officer’s employment is terminated as a result of the change in control (beginning with awards issued in December 2020, a named executive officer is entitled to certain equity award benefits related to a change in control only if such named executive’s employment is terminated without cause, or for good reason (i.e., double trigger)):
•
all options to acquire our Common Stock held by the named executive officer immediately prior to a change in control would become fully exercisable;

•
if the award is not assumed or substituted by the successor, all restrictions on any restricted Common Stock granted to the named executive officer prior to the change in control would be removed and the stock would be freely transferable;

•
all performance shares held by the named executive officer as of the change in control will be paid in cash at the target level, calculated on a pro rata basis rounded up to the nearest full year occurring in the performance period;

•
all Performance RSUs would vest in full, with the number of earned Performance RSUs to be determined by total shareholder return based on the price per share of the Company’s stock to be paid in connection with the change in control.

In no event will a named executive officer receive severance payments under multiple executive tiers, under multiple Qualifying Termination scenarios, or under multiple Company severance policies, Severance Agreements, or Change in Control Agreements, or any combination thereof.

Post-Employment Compensation Table
The following table describes the potential payments or benefits upon termination, other post-employment scenarios or change in control for each of the Company’s named executive officers. The amounts in the table below show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment. In each case, the termination was assumed to take place on October 31, 2023.
Name	Severance Payment ($)	Pro-rated Bonus ($)	Restricted Stock/RSUs (Unvested)(1) ($)	Performance Shares(1) ($)	Performance RSUs(1) ($)	Health & Welfare Benefits(2) ($)	Retirement (SERP & Restoration)(3) ($)	Total Benefit ($)
George L. Wilson Enhanced Retirement(4) Death/Disability Involuntary w/o Cause(5) Change in Control(6) Termination after Change in Control(7)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	—	667,153	2,446,607	3,262,132(8)	2,296,116	—	—	8,672,008
	3,196,538	667,153	—	—	—	44,133	—	3,907,824
	—	—(9)	2,446,607	3,963,617(9)	2,859,678	—	—	9,269,902
	3,995,673	798,269	2,446,607	4,207,672	2,859,678	44,133	—	14,352,031
Scott M. Zuehlke
Enhanced Retirement(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Death/Disability	—	227,558	667,623	890,132(8)	626,516	—	—	2,411,829
Involuntary w/o Cause(5)	1,090,920	227,558	—	—	—	42,585	—	1,361,063
Change in Control(6)	—	272,280	667,623	1,159,889	781,886	—	—	2,881,678
Termination after Change in Control(7)	1,454,560	272,280	667,623	1,159,889	781,886	42,585	—	4,378,823
Paul Cornett
Enhanced Retirement(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Death/Disability	—	190,460	535,319	713,780(8)	502,491	—	—	1,942,050
Involuntary w/o Cause(5)	964,114	190,460	—	—	—	42,445	—	1,197,018
Change in Control(6)	—	227,742	535,319	900,107	622,901	—	—	2,286,069
Termination after Change in Control(7)	1,285,485	227,742	535,319	900,107	622,901	42,445	—	3,613,998
Kim Garcia
Enhanced Retirement(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Death/Disability	—	155,910	299,385	262,048(8)	182,935	—	—	900,278
Involuntary w/o Cause(5)	789,643	155,910	—	—	—	17,282	—	962,835
Change in Control(6)	—	186,429	299,385	262,048	217,078	—	—	964,939
Termination after Change in Control(7)	642,089(9)	186,429	299,385	262,048	217,078	17,282	—	1,624,311
Mark Livingston(10)
Enhanced Retirement(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Death/Disability	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Involuntary w/o Cause(5)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Change in Control(6)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Termination after Change in Control(7)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)
Unvested restricted shares, restricted stock units, performance shares, and performance restricted stock units (including accrued dividends) granted under the Quanex Building Products 2020 Omnibus Incentive Plan are forfeited except upon death, Disability, retirement (except restricted stock) or Change in Control. The fair market value of Company stock on the date of separation from service was $26.85.

(2)
Health & Welfare Benefits paid upon termination with or without a Change in Control include continuation of all health & welfare benefits.

(3)
See Narrative to “Pension Benefit Table” for further description of the SERP and Restoration Plan.

(4)
As of October 31, 2023, Messrs. Wilson, Zuehlke, and Cornett and Ms. Garcia had not reached the minimum retirement requirement of 65 years of age or 55 years of age with five years of service with the Company.

(5)
These benefits would be provided upon termination by the Company without Cause.

(6)
These benefits would be provided upon a Change in Control without termination of employment.

(7)
These benefits would be provided upon termination by the Company without Cause, as well as resignation for Good Reason in connection with a Change in Control.

(8)
Executives are entitled to receive the target value of their performance shares upon their termination due to death or Disability. None of the Executives are eligible for Retirement as of October 31, 2023 and therefore entitled to this benefit in the Retirement scenario.

(9)
These benefits are shown net of required scale back.

(10)
Mr. Livingston voluntarily resigned from the Company on May 15, 2023. Since his resignation occurred prior to the last day of the fiscal year, only the amounts actually received by Mr. Livingston are disclosed in the Post-Employment Compensation Table. Mr. Livingston did not receive any compensation in connection with his resignation.

CEO Pay Ratio
We have calculated a ratio of our CEO’s pay as compared to our median employee, in accordance with the requirements of Item 402(u) of Regulation S-K. To identify our median employee, we relied on our payroll records to examine the fiscal 2023 total taxable wages for all full-time, part-time and seasonal employees of the Company and its subsidiaries as of October 31, 2023, other than those workers employed at our facility in Germany. On the determination date, our 107 German employees comprised less than five percent of our total workforce of 3,832, and those German employees were thus excluded from the median employee calculation. We did not make any assumptions, adjustments, or estimates with respect to the calculation of total employee compensation, and did not annualize base salary pay for any employees that were employed for only a portion of the year. For employees located in the United Kingdom, we converted compensation amounts to United States Dollars using an average foreign exchange rate measured over the entirety of fiscal 2023.
For fiscal 2023, we calculated annual total compensation for our median employee using the same methodology that we used in calculating the total annual compensation of our Named Executive Officers as set forth in our Summary Compensation Table. Based on that calculation, our median employee’s 2023 total compensation was $42,112 and our CEO’s 2023 total compensation was $4,811,511, which resulted in a pay ratio of approximately 114 to 1.

Summary Compensation Table
The following table provides information about the compensation of the Company’s President — Chief Executive Officer, its Senior Vice President — Chief Financial Officer, and the three most highly compensated executive officers during the fiscal years ending October 31, 2023, 2022 and 2021. Kim Garcia became Vice President — Chief Human Resources Officer on November 1, 2021. No amounts are presented for Ms. Garcia for the periods prior to assuming an executive officer role. Mr. Livingston’s employment by the Company ended on May 15, 2023.
Name/Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
George L. Wilson President – Chief Executive Officer	2023	800,000	—	1,429,377	—	2,548,033	(28,900)	63,001	4,811,511
	2022	725,000	—	1,279,882	—	2,445,333	(98,029)	54,624	4,406,810
	2021	675,000	—	1,023,660	—	2,362,500	(3,822)	49,783	4,107,121
Scott M. Zuehlke Senior Vice President – Chief Financial Officer & Treasurer	2023	455,000	—	356,757	—	764,162	(18,945)	25,405	1,582,379
	2022	403,000	—	368,494	—	753,073	(41,614)	23,279	1,506,232
	2021	370,000	—	291,588	—	602,444	(2,095)	21,653	1,283,590
Paul B. Cornett Senior Vice President – General Counsel & Secretary	2023	415,000	—	305,832	—	561,103	(279,331)	23,763	1,026,367
	2022	375,000	—	311,814	—	596,627	(204,105)	19,120	1,098,456
	2021	350,000	—	200,596	—	349,231	36,353	22,313	958,493
Kim Garcia Vice President – Chief Human Resource Officer	2023	340,000	—	183,969	—	155,910	—	22,620	702,499
	2022	295,000	—	124,334	—	264,931	—	20,918	705,183
	2021	—	—	—	—	—	—	—	—
Mark A. Livingston Vice President – Chief Accounting Officer & Controller	2023	176,000	—	146,292	—	—	—	3,934	326,226
	2022	290,000	—	150,494	—	407,824	—	5,486	853,804
	2021	275,000	—	124,080	—	274,327	—	14,974	688,381

(1)
These columns show, respectively, the aggregate grant date fair value of the equity incentive plan compensation for: (a) restricted stock and PRSUs (assuming PRSUs will settle at 100%) and (b) stock options computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in computing the grant date fair values may be found in Note 14, “Stock-Based Compensation” included in the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2023. PRSUs are expected to settle at target (100%), however, PRSUs could potentially settle at a maximum of 150%. If the PRSUs were to vest at maximum, the fair value of this award and restricted stock granted during fiscal 2023 for Messrs. Wilson, Zuehlke, Cornett, Livingston and Ms. Garcia would be $1,743,561; $435,303; $373,010; $178,331; and $224,276, respectively. These values reflect the Company’s assumptions to determine the accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by the named executive officers. For information regarding the restricted stock, performance shares, and option awards granted in fiscal 2023, please see the “Grants of Plan-Based Awards” table located in this Proxy Statement.

(2)
“2023” amounts represent payments made in December 2023 for (a) performance from November 1, 2022 to October 31, 2023 for Annual Incentive Awards (AIA), and (b) performance from November 1, 2020 to October 31, 2023 for performance share grants in December 2020 (settled in cash (100%), including dividends accrued on all performance share equivalents earned (100%) for the performance period). “2022” amounts represent payments made in December 2022 for (a) performance from November 1, 2021 to October 31, 2022 for Annual Incentive Awards (AIA), and (b) performance from November 1, 2019 to October 31, 2022 for performance share grants in December 2019 (settled in cash (100%), including dividends accrued on all performance share equivalents earned (100%) for the performance period). “2021” amounts represent payments made in December 2021 for (a) performance from November 1, 2020 to October 31, 2021 for Annual Incentive Awards (AIA), and (b) performance from November 1, 2018 to October 31, 2021 for performance share grants in December 2018 (settled in cash (100%), including dividends accrued on all performance share equivalents earned (100%) for the performance period).
The amounts paid for the AIA, performance units and the cash-portion of performance shares, along with any respective deferred amounts, are as follows:
		Annual Incentive		Performance Unit Payout		Performance Share Payout		Total
Name	Year	Total ($)	Deferred ($)	Total ($)	Deferred ($)	Total ($)	Deferred ($)	Total ($)	Deferred ($)
Wilson	2023	667,153	—	—	—	1,880,880	—	2,548,033	—
	2022	1,303,269	—	—	—	1,142,064	—	2,445,333	—
	2021	1,346,154	—	—	—	1,016,346	—	2,362,500	—
Zuehlke	2023	227,558	—	—	—	536,604	—	764,162	—
	2022	398,341	—	—	—	354,732	—	753,073	—
	2021	406,154	—	—	—	196,290	—	602,444	—
Cornett	2023	190,459	—	—	—	370,644	—	561,103	—
	2022	337,067	—	—	—	259,560	—	596,627	—
	2021	349,231	—	—	—	—	—	349,231	—
Garcia	2023	155,910	—	—	—	—	—	155,910	—
	2022	264,931	—	—	—	—	—	264,931	—
	2021	—	—	—	—	—	—	—	—
Livingston	2023	—	—	—	—	—	—	—	—
	2022	260,740	—	—	—	147,084	—	407,824	—
	2021	274,327	—	—	—	—	—	274,327	—
Please see the “Compensation Discussion and Analysis” section for a detailed discussion of the performance measures and related outcomes for payments of the awards.
(3)
The amounts in this column represent the change in actuarial present value of each individual’s accumulated benefit under all defined benefit pension plans. The change in pension value reflects the difference in the present value of accumulated benefits determined as of the end of the current reporting period compared to the end of the previous reporting period. For instance, the change for fiscal 2023 would represent the difference between the value at October 31, 2022 and October 31, 2023. The key assumptions used to calculate the change in value are shown with the “Pension Benefits” table of this Proxy Statement. If aggregate changes in pension value during a fiscal year are negative, such amounts are excluded from the Summary Compensation Table.

No named executive officer received preferential or above-market earnings on deferred compensation.
(4)
The named executives receive various perquisites and benefits provided by or paid for by the Company. These perquisites and benefits can include life insurance, financial planning, auto allowances, personal use of cell phones, and relocation reimbursement. Also included are the Company’s contributions under its 401(k) plan, a 15% match under its Employee Stock Purchase Program (ESPP), and dividends on unvested restricted stock and restricted stock units. Effective December 31, 2009, the Compensation Committee eliminated tax gross-up payments on perquisites, except as permitted under the relocation reimbursement guidelines.

The amounts reported in Other Annual Compensation for the named executives are set forth below:
All Other Compensation
	Year	Life Insurance ($)	Financial Planning ($)	Automobile ($)	Housing & Relocation ($)	401K Match ($)	Health Assess-ment ($)	Unvested Restricted Stock and RSU Dividends* ($)	Cell Phone Stipend ($)	Total ($)
Wilson	2023	5,989	—	12,000	—	16,500	—	28,512	—	63,001
	2022	3,438	—	12,000	—	15,250	—	23,936	—	54,624
	2021	3,187	—	12,000	—	14,500	—	20,096	—	49,783
Zuehlke	2023	1,129	—	—	—	16,500	—	7,776	—	25,405
	2022	989	—	—	—	15,250	—	7,040	—	23,279
	2021	822	—	—	—	15,423	—	5,408	—	21,653
Cornett	2023	1,023	—	—	—	16,500	—	6,240	—	23,763
	2022	871	—	—	—	10,404	—	7,845	—	19,120
	2021	82	—	—	—	15,250	—	6,981	—	22,313
Garcia	2023	779	—	—	—	17,153	—	3,488	1,200	22,620
	2022	465	—	—	—	15,989	—	3,264	1,200	20,918
	2021	—	—	—	—	—	—	—	—	—
Livingston	2023	1,609	—	—	—	363	—	1,616	346	3,934
	2022	1,974	—	—	—	—	—	2,912	600	5,486
	2021	1,780	—	—	—	9,385	—	3,232	577	14,974

*
Cash dividends are paid on unvested restricted stock shares and unvested restricted stock units granted prior to March 2020. The dividend rate is not preferential and is equal to the rate paid on the Company’s common stock as disclosed in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023.

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO Named Executive Officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO (1)(2)(3) ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($) (e)	Value of Initial Fixed $100 Investment based on:(4)
					TSR ($) (f)	Peer Group TSR ($) (g)	Net Income ($ Thousands) (h)	Return on Net Assets(5) (i)
2023	4,811,511	8,931,902	909,368	1,399,588	153.69	148.27	82,500	18.5%
2022	4,406,810	6,485,749	1,040,919	1,444,718	125.19	132.53	88,336	20.8%
2021	4,107,121	5,903,105	1,726,486	2,428,824	115.35	143.76	56,980	15.5%

(1)
George L. Wilson was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023
William C. Griffiths	Scott M. Zuehlke	Scott M. Zuehlke
Scott M. Zuehlke	Paul B. Cornett	Paul B. Cornett
Paul B. Cornett	Kimberley N. Garcia	Kimberley N. Garcia
Mark A. Livingston	Mark A. Livingston	Mark A. Livingston

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Change in Pension Value for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Pension Service Cost for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	4,811,511	28,900	(1,429,377)	—	5,520,868	8,931,902
2022	4,406,810	98,029	(1,279,882)	—	3,260,792	6,485,749
2021	4,107,121	3,822	(1,023,660)	—	2,815,822	5,903,105
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	909,368	74,569	(248,213)	—	663,864	1,399,588
2022	1,040,919	61,430	(238,784)	—	581,153	1,444,718
2021	1,726,486	(10,271)	(154,066)	—	866,675	2,428,824

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total – Inclusion of Equity Values for PEO ($)
2023	3,151,350	2,214,609	—	154,909	—	—	5,520,868
2022	2,217,991	894,724	—	148,077	—	—	3,260,792
2021	1,754,597	1,000,671	—	60,554	—	—	2,815,822
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	466,268	294,252	—	27,104	(123,760)	—	663,864
2022	413,600	152,753	—	14,800	—	—	581,153
2021	264,242	561,221	—	41,212	—	—	866,675
(4)
The Peer Group TSR set forth in this table utilizes the S&P 600 Building Products (Industry) Index (“S&P 600 Building Products”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended October 31, 2023. The comparison assumes $100 was invested for the period starting October 31, 2020, through the end of the listed year in the Company and in the S&P 600 Building Products, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Return on Net Assets to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure for years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Return on Net Assets
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Return on Net Assets during the three most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P 600 Building Products Index over the same period.
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

Absolute Total Shareholder Return
EBITDA
EBITDA as a % of Sales
Return on Net Assets
Sales
Working Capital
Grants of Plan-Based Awards
The following table discloses the estimated range of payouts that were possible for the fiscal year 2023 Annual Incentive Awards along with the potential estimated range of payouts that will be possible with respect to performance shares and PRSUs granted in fiscal 2023. The table also shows the actual number of restricted stock awards granted during fiscal 2023 and their respective grant date fair value, as well as the number of performance shares and PRSUs granted in fiscal 2023.
		Non- Equity Incentive Plan Awards (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	All Other Option Awards: Number of Securities Under-lying Options(5) (#)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value of Stock Awards(6) ($)	Grant Date Fair Value of Option Awards(5) ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Wilson	2023	—	400,000(2)	800,000(2)	1,600,000(2)	—	—	—	—	—
	12/7/2022	45,500(1)	801,596(3)	1,068,795(3)	2,137,590(3)	64,500	—	—	1,429,377	—
Zuehlke	2023	—	125,125(2)	250,250(2)	500,500(2)	—	—	—	—	—
	12/7/2022	11,400(1)	200,840(3)	267,786(3)	535,572(3)	16,100	—	—	356,757	—
Cornett	2023	—	103,750(2)	207,500(2)	415,000(2)	—	—	—	—	—
	12/7/2022	9,700(1)	170,890(3)	227,853(3)	455,706(3)	13,800	—	—	305,832	—
Garcia	2023	—	85,000(2)	170,000(2)	340,000(2)	—	—	—	—	—
	12/7/2022	5,800(1)	102,182(3)	136,242(3)	272,484(3)	8,300	—	—	183,969	—
Livingston	2023	—	44,000(2)	88,000(2)	176,000(2)	—	—	—	—	—
	12/7/2022	4,600(1)	81,041(3)	108,054(3)	216,108(3)	—	—	—	146,292	—

(1)
The figures shown reflect the performance shares granted in December 2022 under the Omnibus Plan. Performance shares are earned based upon an internal performance condition (return on net assets). The grant date fair value was based on the closing price of the Company’s common stock on the date of grant. The awards settle 100% in cash and the participants can earn from 0% to 200% of the awards granted (Threshold — 75%; Target — 100%; Maximum — 200%). This presentation assumes that the shares will settle at 100% (Target).

(2)
These amounts reflect possible Annual Incentive Award (AIA) payments under the Omnibus Plan for fiscal year 2023, under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary. Please see the “Compensation Discussion and Analysis” section for more information regarding this program, performance shares and PRSUs granted thereunder, the related performance measures and the actual performance results.

(3)
These amounts reflect possible payments with regard to the performance shares granted under the Omnibus Plan in December 2022, which are expected to settle in cash. The amount of cash which is ultimately paid will be determined by the Company’s performance over the performance period from November 1, 2022 through October 31, 2025. Please see the “Compensation Discussion and Analysis” section for more information regarding this program, performance shares granted thereunder, and the related performance measures.

(4)
The amounts shown reflect grants of restricted stock, and grants of PRSUs (assuming PRSUs settle at 100%) granted under the Omnibus Plan.

(5)
There were no grants of stock options during the year ended October 31, 2023.

(6)
The fair value shown in these columns was calculated in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 13, “Stock-Based Compensation” to the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2023.

Outstanding Equity Awards
The following table provides information about outstanding equity awards held by the named executive officers as of October 31, 2023:
Outstanding Equity Awards at October 31, 2023
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(5) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)
Wilson	—	—(1)	—	—	64,500	1,731,825
	17,100	—(2)	19.45	11/30/2026	58,700	1,576,095
	14,400	—(3)	19.31	12/2/2025	49,500	1,329,075
	6,300	—(4)	20.28	12/3/2024	—	—
Zuehlke	—	—(1)	—	—	16,100	432,285
	—	—	—	—	16,900	453,765
	—	—	—	—	14,100	378,585
Cornett	—	—(1)	—	—	13,800	370,530
	5,500	—(2)	19.45	11/30/2026	14,300	383,955
	5,500	—(3)	19.31	12/2/2025	9,700	260,445
	1,800	—(4)	20.28	12/3/2024	—	—
Garcia	—	—(1)	—	—	8,300	222,855
	—	—	—	—	5,700	153,045
	—	—	—	—	3,600	96,660
Livingston	—	—(1)	—	—	—	—
	—	—	—	—	—	—
	—	—	—	—	—	—

(1)
Stock option awards were not awarded during the fiscal years ended October 31, 2023, 2022 and 2021. Restricted stock awards, performance shares, and PRSUs were granted during these years.

(2)
Messrs. Wilson and Cornett’s stock option awards vested annually in equal installments on November 30, 2017, 2018 and 2019.

(3)
Messrs. Wilson and Cornett’s stock option awards vested annually in equal installments on December 2, 2016, 2017 and 2018.

(4)
Messrs. Wilson and Cornett’s stock option awards vested annually in equal installments on December 3, 2015, 2016 and 2017.

(5)
The following table provides the details of the number and value of the shares or units of stock that have not yet vested as of October 31, 2023:

		Number of Shares or Units of Stock That Have Not Vested			Market Value of Shares or Units of Stock That Have Not Vested(8) ($)
	Grant Date	Restricted Stock Awards(6) (#)	Performance Restricted Stock Units(7) (#)	Total Shares (#)
Wilson	12/7/2022	34,100	30,400	64,500	1,731,825
	12/9/2021	29,500	29,200	58,700	1,576,095
	12/2/2020	25,500	24,000	49,500	1,329,075
Zuehlke	12/7/2022	8,500	7,600	16,100	432,285
	12/9/2021	8,500	8,400	16,900	453,765
	12/2/2020	7,300	6,800	14,100	378,585
Cornett	12/7/2022	7,300	6,500	13,800	370,530
	12/9/2021	7,200	7,100	14,300	383,955
	12/2/2020	5,000	4,700	9,700	260,445
Garcia	12/7/2022	4,400	3,900	8,300	222,855
	12/9/2021	2,900	2,800	5,700	153,045
	12/2/2020	3,600	—	3,600	96,660
Livingston	12/7/2022	—	—	—	—
	12/9/2021	—	—	—	—
	12/2/2020	—	—	—	—

(6)
Restricted stock awards vest three years from date of grant.

(7)
Amounts assume PRSUs will settle at 100% of Target and vest three years from the date of grant based on performance during the established three-year performance period.

(8)
This column shows the total market value of the unvested stock awards as of October 31, 2023, based on the closing price per share of Quanex Building Products Corporation’s stock of $26.85 on October 31, 2023.

Option Exercises and Stock Vested in Fiscal 2023
The following table provides information regarding the value realized by the named executive officers upon the exercise of options, the vesting of restricted stock awards, and the vesting of PRSUs during the fiscal year ended October 31, 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Wilson	—	—	19,800	472,032
Zuehlke	—	—	6,200	147,808
Cornett	2,000	14,740	4,500	107,280
Garcia	—	—	3,700	74,037
Livingston	—	—	2,500	59,600

(1)
The value realized upon exercise represents the number of options exercised multiplied by the excess of the closing market price of a share of Quanex Building Products Corporation stock on the exercise date over the price on the grant date.

(2)
The value realized upon vesting represents the number of shares of stock vesting multiplied by the closing market price of a share of Quanex Building Products Corporation stock on the vesting date.

Pension Benefits
Our named executive officers other than Kim Garcia and Mark Livingston are eligible to participate in our Salaried and Nonunion Employee Pension Plan, described below, which is generally available to all our salaried and nonunion hourly employees except for (i) employees of certain recent acquisitions, (ii) employees who had not met the twelve-month eligibility requirement before the Pension Plan was frozen, and (iii) employees hired on or after January 1, 2020. The named executive officers are also eligible to participate in certain plans, also described below, which are only available to a select group of management and highly compensated employees.
NEOs Eligible	Time Frame	Plan Name	Earnings	Formula	Form of Payment
George Wilson and Scott Zuehlke	For salaried and non-union employees (12 month service commitment added in 2018). Frozen on January 1, 2020 and terminated during fiscal 2023.	Pension Plan (Cash balance)	Salary and Bonus (Earnings up to the tax limit are included in the Plan; benefits on the excess are accrued under the Restoration Plan)	4% of Earnings + Interest at the 30-year Treasury security in effect on the first day of the fifth month of the year(2)	Annuity or lump sum
Paul Cornett	For salaried and non-union employees who began participating at Quanex Corporation. Frozen on January 1, 2020 and terminated during fiscal 2023.	Pension Plan (Traditional)	Highest 5-calendar year monthly average of salary and bonus (Earnings up to the tax limit are included in the Plan; benefits on the excess are accrued under the Restoration Plan)
Greater of:
(i) 1% of Pension Earnings (capped at Social Security covered compensation)
plus
1.5% of Pension Earnings in excess of Social Security covered compensation x years of service (up to January 1, 2020)
or
(ii) $9.00 x years in service
less
monthly accrued benefits under other qualified defined benefit plans that consider years of service(2)
Monthly single life annuity
All NEOs except Kim Garcia and Mark Livingston(1)	Highly compensated individuals designated by a Committee of the Board who participate in the Pension Plan. Terminated during fiscal 2023.	Restoration Plan	Earnings as defined under Pension Plan (without caps)	Benefit under Pension plan without cap less benefit under Pension Plan with cap(3)	Lump Sum(4)

(1)
Kim Garcia and Mark Livingston did not meet the 12-month eligibility requirement to participate in the Pension Plan before its freeze on January 1, 2020.

(2)
The Pension Plan pays a death benefit prior to retirement to the participant’s spouse, or to the participant’s estate, if no spouse. The Pension Plan does not provide for a disability retirement. The Pension Plan requires five years of vesting service for Traditional Participants and three years of vesting service for Cash Balance Participants. Early retirement under the Pension Plan requires a Traditional Participant to have attained age 55 with 5 years of service.

(3)
None of the named executive officers is currently eligible to receive an early retirement benefit under the Restoration Plan. The Restoration Plan requires five years of service for vesting purposes for Traditional Participants, and three years of service for Cash Balance Participants. In addition, the Restoration Plan pays a death benefit to the designated beneficiary of a participant if the participant has retired or terminated employment, but has not commenced payment. The Restoration Plan does not provide a disability benefit. The Company has no policy for granting additional service under the Restoration Plan.

(4)
The early retirement benefit is the actuarial equivalent of the participant’s lump sum benefit under the Restoration Plan, determined as of his or her early retirement date.

Pension Benefits Table
The following table discloses the years of credited service of, present single-sum value of the accrued benefits as of October 31, 2023 for, and payments during fiscal year 2023 for, the named executive officers under the Pension Plan and the Restoration Plan. The Pension Plan was terminated and closed during the year ended October 31, 2023, resulting in no accrued benefit outstanding as of October 31, 2023. Final Pension Plan payments are included in the table below. The Restoration Plan was also terminated during the year ended October 31, 2023. Accumulated benefits for the Restoration Plan will be paid in June 2024. For information related to the valuation method and material assumptions applied in quantifying the present value of the current accrued benefit, please see Note 10, “Retirement Plans” to the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Fiscal Year ($)
George L. Wilson	Restoration Plan	11.33	133,998	—
	Pension Plan	11.33	—	108,298
Scott M. Zuehlke	Restoration Plan	3.94	14,955	—
	Pension Plan	3.94	—	48,614
Paul B. Cornett	Restoration Plan	14.36	60,778	—
	Pension Plan	14.36	—	244,395
Kim Garcia(1)		—	—	—
Mark Livingston(1)		—	—	—

(1)
Kim Garcia and Mark Livingston did not meet the 12-month eligibility requirement to participate in the Pension Plan before the freeze on January 1, 2020.

Stock Purchase Plans
Employee Stock Purchase Plan
The Employee Stock Purchase Plan (the “Stock Purchase Plan”) is designed to provide our eligible employees the opportunity to invest in our Common Stock through voluntary payroll deductions. In addition, participating employees receive a percentage match from the Company, thereby encouraging employees to share in the Company’s success and to remain in its service. The Stock Purchase Plan is not intended to meet the requirements of Section 423 of the Internal Revenue Code.
The Stock Purchase Plan is administered by Equiniti Trust Company (“Equiniti”), who may be removed at management’s election. Equiniti also serves as the transfer agent and registrar for Quanex Common Stock.
Regular full time employees of the Company or any of the Company’s subsidiaries are eligible to participate in the Stock Purchase Plan. Participation in the Stock Purchase Plan is voluntary.
Contributions to the Stock Purchase Plan
Contributions to the Stock Purchase Plan consist of employees’ payroll deductions and an amount from the Company equal to 15% of those deductions. Equiniti establishes an account under the Stock Purchase Plan as agent for each eligible employee electing to participate in the Stock Purchase Plan and credits the following sources of cash to each employee’s account for the purchase of full and fractional shares of Common Stock (“Plan Shares”):
•
such employee’s payroll deductions;

•
such employee’s 15% Company contribution;

•
cash dividends received from the Company on all shares in such employee’s Stock Purchase Plan account at the time a dividend is paid; and

•
cash resulting from the sale of any (i) rights to purchase additional shares of the Company’s stock or other securities of the Company, or (ii) securities of any other issuer.

Participants generally may not add shares of Common Stock held in their name to their accounts. All shares are held in the name of Equiniti or its nominee as Plan Shares subject to the terms and conditions of the Stock Purchase Plan.
Purchase of Plan Shares
Equiniti applies cash credited to each participant’s account to the purchase of full and fractional Plan Shares and credits such Plan Shares to such participants’ accounts. The price at which Equiniti is deemed to have acquired Plan Shares for accounts is the average price, excluding brokerage and other costs of purchase, of all Plan Shares purchased by Equiniti for all participants in the Stock Purchase Plan during the calendar month. Equiniti purchases Plan Shares in negotiated transactions or on any securities exchange where the Company’s Common Stock is traded. The purchases are on terms as to price, delivery and other matters, and are executed through those brokers or dealers, as Equiniti may determine.
Stock Certificates
Equiniti holds the Plan Shares of all participants in its name or in the name of its nominee evidenced by as many or as few certificates as Equiniti determines. No certificates representing Plan Shares purchased for participants’ accounts are issued to any participant unless the participant makes a request in writing or until the participant’s account is terminated and the participant makes the election described below under “Termination and Withdrawal by Participants.” Certificates are not issued for fewer than ten shares unless the participant’s account is terminated.
Voting of Plan Shares
Equiniti will vote each participant’s Plan Shares as instructed by the participant on a form to be furnished by and returned to Equiniti at least five days (or such shorter period as the law may require) before the meeting at which the Plan Shares are to be voted. Equiniti will not vote Plan Shares for which no instructions are received.
Assignment or Sale
Except as otherwise described herein, participants cannot sell, pledge, or otherwise assign or transfer their accounts, any interest in their accounts or any cash or Plan Shares credited to their accounts. Any attempt to do so will be void.

Subject to the restrictions set forth below under “Restrictions on Resale,” each participant may request that Equiniti sell:
•
all or part of such participant’s Plan Shares at any time, if the participant is employed by the Company or in connection with a division or subsidiary of the Company immediately before the Company sells or otherwise disposes of that division or subsidiary and after such sale or other disposition the participant is no longer employed by the Company or its subsidiary; and

•
all or any part of such participant’s Plan Shares at any time after they have been held in the participant’s account for at least six months.

If a participant elects to sell all of his or her Plan Shares, such participant will be deemed to have terminated participation in the Stock Purchase Plan.
Termination and Withdrawal by Participants
Participants may terminate their participation in the Stock Purchase Plan at any time by giving proper notice. Upon receipt of such notice, unless the participant has made a contrary election in written response to Equiniti’s notice relating to such participant’s account, Equiniti will send the participant a certificate or certificates representing the full Plan Shares accumulated in the participant’s account and a check for the net proceeds of any fractional share in the participant’s account. After the participant’s withdrawal, the sale by the participant of any shares of Common Stock issued to the participant upon such withdrawal is subject to the restrictions below under “Restrictions on Resale.” If a participant elects to terminate his or her participation in the Stock Purchase Plan, he or she may rejoin the Stock Purchase Plan at any time with respect to future offering periods.
Restrictions on Resale
The Company’s officers, directors and affiliates (as defined by relevant securities laws) are subject to certain restrictions on resale that apply to sales by (i) Equiniti on their behalf of shares of Common Stock pursuant to the Stock Purchase Plan and (ii) the participant, after he or she withdraws from the Stock Purchase Plan, of shares of Common Stock issued to the participant upon his or her withdrawal from the Stock Purchase Plan.
Nonqualified Deferred Compensation Plan
The Company’s directors, executive officers, key management and highly compensated employees are eligible to participate in the non-tax qualified plan described below.
Deferred Compensation Plan
The Company maintains the Quanex Building Products Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), a plan not intended to be qualified under section 401(a) of the Internal Revenue Code, which allows certain highly compensated management personnel and directors to defer all or a portion of their directors’ fees, certain compensation under the Omnibus Plan and compensation under the Management Incentive Plan (the “MIP”).
Eligibility and Participation
The individuals who are eligible to participate in the Deferred Compensation Plan are key employees in the Omnibus Plan and the MIP, and all of the Company’s directors, subject to additional eligibility requirements for participation in the Deferred Compensation Plan as the Compensation Committee may determine from time to time.
Deferral Elections
A participant may elect, during the designated election periods, (1) the percentage of bonus awarded under the MIP (an “Incentive Bonus”) earned during the applicable year to be deferred under the Deferred Compensation Plan; (2) the percentage of compensation earned under the Omnibus Plan during the applicable year (“Omnibus Compensation”) to be deferred under the Deferred Compensation Plan; (3) the percentage of director fees earned during the applicable year to be deferred under the Deferred Compensation Plan; (4) the percentage to be deferred in the form of deemed shares of Common Stock or other investment funds provided under the Deferred Compensation Plan; (5) the length of the period for deferral; and (6) the form of payment at the end of the period for deferral (either a lump sum, or quarterly or annual installment payments over a period of time of not less than three nor more than 20 years). All elections made are irrevocable once they are made for a given plan year, except for the election as to how the distribution is to be made or as otherwise permitted under applicable Internal Revenue Service guidance. That election can be changed if the change is made at least 12 months prior to the end of the deferral period, is not effective for at least 12 months and the scheduled payment is no earlier than five years after the date on which the payment would have otherwise have been made or commenced. If the election of the form of distribution is changed and an event causing distribution occurs within one year, the change in election will be ineffective and the original election will remain in effect.
The deferrals in the form of deemed shares of Common Stock elected by all participants in any plan year will not be allowed to exceed 3% of the shares of Common Stock outstanding on the first day of the plan year.
Company Match
Previously, if a participant elected to defer a portion of his or her Incentive Bonus, Omnibus Compensation or director fees under the Deferred Compensation Plan in the form of deemed shares of the Company’s Common Stock for a period of three full years or more, the Company provided a matching award of additional deemed shares of Common Stock equal to 20% of the amount deferred, excluding deferrals of long-term incentives, in the form of deemed shares of our Common Stock. The Company suspended its matching award effective April 1, 2009.
The Participant’s Account
Under the Deferred Compensation Plan, an account is established for each participant, which the Company maintains. The account reflects the amount of the obligation to the participant at any given time (comprising the amount of compensation deferred for the participant under the Deferred Compensation Plan, the Company match, if any, and the amount of income credited on each of these amounts). If the participant elects his or her deferral to be in the form of deemed shares of our Common Stock, the number of shares credited to the participant’s account as Common Stock will be the number of shares of our Common Stock that could have been purchased with the dollar amount deferred, without taking into account any brokerage fees, taxes or other expenses that might be incurred in such a transaction, based upon the closing quotation on the NYSE on the date the amount would have been paid had it not been deferred. In addition to the option to hold the account as deemed shares of Common Stock, the participant may choose from a variety of investment choices.
Dividends and Distributions Associated with Company Common Stock
When dividends or other distributions are declared and paid on the Company’s Common Stock, those dividends and other distributions will be accrued in a participant’s account based upon the shares of Common Stock deemed credited to the participant’s account. Such amounts credited to a participant’s account will vest at the same time the underlying deemed shares of Common Stock vest and will be subject to the same forfeiture restrictions. The dividends or other distributions, whether stock, property, cash or other rights, are credited to the account as additional deemed shares of the Company’s Common Stock. For this purpose, all dividends and distributions not in the form of deemed shares of the Company’s Common Stock or cash are valued at the fair market value as determined by the Compensation Committee.
Common Stock Conversion Election
At any time during a period commencing three years prior to the earliest time a participant could retire under the Pension Plan and ending on the participant’s normal retirement date as established under the Pension Plan, the participant is allowed to elect a retirement date under the Pension Plan and may elect to have all deemed shares of Common Stock in his or her Deferred Compensation Plan account converted to cash and deemed to be invested in the participant’s selected investment options. At any time which is at least three years after deemed Common Stock is credited to a participant’s account, the participant is allowed to elect to have such deemed Common Stock converted to cash and deemed to be invested in the participant’s selected investment options.
Vesting
All deferrals of the Incentive Bonus, Omnibus Compensation and director fees are 100% vested at all times, except in the event of forfeiture as described below. Company matching contributions and dividends are 100% vested after the earliest of (i) three years after the applicable deemed share of Common Stock is credited to the participant’s account, (ii) the participant’s death, (iii) the participant’s termination of employment due to disability, or (iv) the participant’s retirement.
If the Compensation Committee finds that the participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of employment by the Company that damaged the Company, for disclosing its trade secrets, or for competing directly or indirectly with the Company at any time during the first two years following termination of employment, the entire amount credited to the participant’s account, exclusive of the total deferrals of the participant, will be forfeited. Notwithstanding the foregoing, such forfeitures will not apply to a participant discharged during the plan year in which a change of control occurs.
Distributions under the Deferred Compensation Plan
Upon a distribution or withdrawal, the balance of all amounts deemed invested in investment funds and the number of deemed shares of Common Stock credited to the participant and required to be distributed is distributed in cash, whether the distribution or withdrawal is in a lump sum or in installments. The value per deemed share of common stock will be calculated based on the closing quotation for the Company’s Common Stock on the NYSE. Distributions are made with respect to a participant’s interest in the Deferred Compensation Plan upon the expiration of the term of deferral as was previously elected by the participant or upon the participant’s earlier death or disability. A withdrawal may be made by the participant prior to an event causing distribution, in an amount needed to satisfy an emergency or in certain unforeseeable events of hardship beyond the control of the participant, as approved by the Compensation Committee.
The Deferred Compensation Plan is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.
The table below describes the NEO participation in the Company’s non-qualified deferred compensation plan. No contributions have been made by the company or the employee in the current fiscal year, but the accounts which are invested in deemed shares of the Company’s stock have earned dividends as the Company has paid them to shareholders.
Name	NEO Contributions in the last fiscal year ($)	Company Contributions in the last fiscal year ($)	Aggregate Earnings in last fiscal year ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)
Wilson	—	—	$—	$—	$—
Zuehlke	—	—	$—	$—	$—
Cornett	—	—	$12,254	$—	$66,150
Garcia	—	—	$—	$—	$—
Livingston	—	—	$—	$—	$—

COMMON STOCK OWNERSHIP
The following table sets forth, as of the Record Date, the number and percentage of beneficial ownership of shares of Common Stock, Restricted Stock Units, shares of Phantom Common Stock credited under the Deferred Compensation Plan, and the amount of shares obtainable upon conversion of options exercisable (or exercisable within 60 days) for each current director of the Company, the executive officers named in the “Summary Compensation Table” in this Proxy Statement, and all current executive officers and directors as a group. Each of the directors and executive officers has sole voting and investment authority with respect to the securities listed by their name below. No director or officer has pledged as security any of the shares beneficially owned by them. .
	Common Stock Owned of Record	Restricted Stock Units	Phantom Common Stock Credited Under DC Plan	Common Stock Underlying Exercisable Options(1)	Total	Percent
William C. Griffiths	52,619	14,537	—	—	67,156	*
George L. Wilson	233,149	—	—	37,800	270,949	*
Scott M. Zuehlke	60,209	—	—	—	60,209	*
Paul B. Cornett	46,966	—	2,470	11,000	60,436	*
Kimberley N. Garcia	16,366	—	—	—	16,366	*
Mark A. Livingston	—	—	—	—	—	*
Susan F. Davis	—	50,859	23,028	—	73,887	*
Bradley Hughes	—	11,673	5,279	—	16,952	*
Jason D. Lippert	20,450	13,380	8,044	—	41,874	*
Donald R. Maier	—	24,934	—	—	24,934	*
Curtis M. Stevens	5,009	28,239	15,877	—	49,125	*
William E. Waltz, Jr.	—	17,793	11,751	—	29,544	*
All Officers and Directors as a group	434,768	161,415	66,449	48,800	711,432	2.15

*
Less than 1.0%

(1)
Includes all stock options exercisable within 60 days.

Delinquent Section 16(a) Reports
Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s equity securities are required to file certain reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that all such reporting requirements by the Company’s directors, executive officers, and beneficial owners of more than 10% of the Company’s equity securities were complied with, except for the following: on October 13, 2023, Ms. Davis filed a late Form 4 to report the exercise of 9,889 total stock options that had occurred on September 12, 2023. These exercises were cash exercises that resulted in a purchase of stock directly from the Company, and no open market transaction occurred in connection with such stock option exercises. This late filing occurred as the result of an inadvertent clerical error by the Company.

CORPORATE GOVERNANCE
The following sections of this Proxy Statement provide an overview of the Company’s corporate governance structure, including our Board leadership structure, certain responsibilities and activities of the Board and its Committees, and independence and other criteria we use in selecting Director nominees. We also discuss how our stockholders and other stakeholders can communicate with the Board of Directors.
Corporate Governance Guidelines
The following corporate governance guidelines have been adopted by the Board of Directors as the framework within which directors and management can effectively pursue the Company’s objectives of adding to stockholder value. These guidelines reflect the practices and principles by which the Company operates. The Board periodically reviews and may update these guidelines and other corporate governance matters.
The Board
1.
The business of Quanex Building Products Corporation (the “Company”) shall be managed by a Board of Directors (the “Board”) who shall exercise all the powers of the Company not reserved to the shareholders by statute, the Certificate of Incorporation or the By-Laws of the Company.

2.
The Chief Executive Officer shall be a member of the Board.

3.
The size of the Board and the process for filling vacancies shall be in accordance with the Company’s Certificate of Incorporation and By-Laws.

4.
In its discretion from time to time and as vacancies may occur, the Board may choose to employ a leadership structure consisting of either (a) a joint Chairman of the Board and Chief Executive Officer with an independent Lead Director, (b) an independent Chairman of the Board with a separate Chief Executive Officer, or (c) a Chairman of the Board (executive or non-executive) with a separate independent Lead Director and a separate Chief Executive Officer.

Board Committees
5.
The Board shall at all times maintain an Audit Committee, a Nominating & Corporate Governance Committee, an Executive Committee, and a Compensation & Management Development Committee, which shall operate in accordance with applicable laws, their respective Charters as adopted and amended from time to time by the Board, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

6.
The membership of the Audit Committee, the Compensation & Management Development Committee, and the Nominating & Corporate Governance Committee shall meet the independence requirements of applicable laws, the New York Stock Exchange, and if deemed appropriate from time to time, meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934.

7.
The Board may establish such other committees as it deems appropriate and delegate to such committees such authority permitted by applicable law and the Company’s By-Laws as the Board sees fit.

Board Procedure
8.
At each regular meeting of the Board, the Board shall meet in executive session, where non-management directors meet without management participation.

9.
The Board, in executive session, shall conduct an annual review of the performance of the Chief Executive Officer, taking into account the views and recommendations of the Chairman of the Compensation & Management Development Committee as set forth in the Committee’s Charter.

10.
The Board shall review policies and procedures developed by the Company and reviewed and approved by the Compensation & Management Development Committee, regarding succession to the position of Chief Executive Officer and positions of other corporate officers and key executives in the event of emergency or retirement.

11.
The Board shall conduct an annual Self-Assessment to determine whether it and its committees are functioning effectively. As part of such Self-Assessment, the Board shall consider, among other things, its size, composition and leadership structure. The full Board shall discuss the evaluation to determine what, if any, action could improve Board and Board committee performance.

Board Resources
12.
The Board shall establish methods by which interested parties may communicate directly with the Chairpersons of each Committee or with non-employee directors of the Board as a group and cause such methods to be published. While the Company values its relationships and seeks meaningful collaboration and engagement with the Company’s constituent groups (including stockholders), communications that will not be subject to such methods and accordingly not forwarded to the Board include communications determined to be primarily commercial in nature, that relate to an improper or irrelevant topic, or that request general information about the Company, its products or services.

13.
The Company shall provide each director with complete access to the management of the Company, subject to reasonable notice to the Company and reasonable efforts to avoid disruption to the Company’s management, business and operations.

14.
The Board and Board committees, to the extent set forth in the applicable committee Charter, have the right to consult and retain independent legal and other advisors at the expense of the Company.

15.
The Board or the Company shall establish, or identify and provide access to, appropriate orientation programs, sessions or materials for newly-appointed directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director.

16.
The Board or the Company shall encourage directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies.

Director Qualifications
17.
A majority of the members of the Board must qualify as independent directors in accordance with the applicable rules of the New York Stock Exchange.

18.
No person shall be nominated by the Board to serve as a director after he or she has passed his or her 72nd birthday, unless the Nominating and Governance Committee has voted, on an annual basis, to waive the mandatory retirement age for such director.

19.
Directors shall promptly report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee.

20.
A director shall offer to resign from the Board if the Nominating & Corporate Governance Committee concludes that the director (a) no longer meets the Company’s requirements for service on the Board, or (b) has experienced a substantial reduction in responsibilities in full time employment. A director shall also offer to resign from the Board if the director has retired, been terminated, or has otherwise separated from an employer. In an uncontested election, any director who receives a greater number of against and/or withheld votes than votes for election must tender his or her resignation to the Board promptly following certification of the shareholder vote. Upon such tendered resignation, the Nominating & Corporate Governance Committee will have forty-five (45) days following certification of the shareholder vote to consider the resignation and recommend to the Board whether or not to accept such resignation. Following the recommendation of the Nominating & Corporate Governance Committee, the Board must decide within ninety (90) days of certification of the shareholder vote whether or not to accept the tendered resignation.
21.
No director shall serve as a director, officer or employee of a competitor of the Company.

22.
Non-employee directors shall not serve in a paid consulting role for the Company.

23.
Directors shall advise the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member.

24.
Non-employee directors shall serve on the board of no more than three other public companies. Although our Board acknowledges the value of having directors with significant experience in other businesses and activities, the Board understands as well that effective service requires substantial commitment.

25.
A director who is also an officer of the Company shall not continue serving on the Board upon separation of employment with the Company, except in special instances to facilitate a transition of management.

26.
The Nominating & Corporate Governance Committee shall be responsible for establishing additional qualifications for directors and shall evaluate prospective nominees against the following standards and qualifications (in no particular order), and any additional qualifications it deems appropriate:

a.
The ability of the prospective nominee to represent the interests of the shareholders of the Company;

b.
The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

c.
Whether the prospective nominee would meet the Company’s criteria for independence as required by the New York Stock Exchange;

d.
The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines; and

e.
The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board, the Company’s operating requirements and the long term interests of the Company’s stockholders and such other relevant factors as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise, and the evaluations of other prospective nominees;

f.
The degree to which the prospective nominee will add to the diversity of the Board (including as to gender, race, ethnic background and/or geographic background) and improve decision-making.

Director Responsibilities
27.
Directors should exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company in a manner consistent with their fiduciary duties.

28.
Directors are expected to attend all Board meetings and meetings of committees to which they are assigned, and at a minimum, 75 percent of such meetings each year.

29.
Directors are expected to prepare for all meetings of the Board or committees to which they are assigned by reviewing the materials that are sent to all directors in advance of meetings.

30.
Non-employee directors are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock valued at no less than 500% of the annual Board Retainer set forth in Section 35, which shares or share equivalents may be accumulated over the first five years of service.

31.
Each director is expected to disclose promptly to the Board and respond promptly and accurately to periodic questionnaires or other inquiries from the Company regarding any existing or proposed relationships with the Company, including compensation and stock ownership, which could affect the independence of the director. Each director will also promptly inform the Board of any material change in such information, to the extent not already known by the Board.

Director Compensation
32.
The Nominating & Corporate Governance Committee shall review and recommend for Board approval the form and amount of non-employee director compensation, including cash, equity-based awards and other director compensation.

33.
In determining non-employee director compensation, the Nominating & Corporate Governance Committee, may consult with appropriate advisers to determine levels of director compensation similar to the compensation of directors of similar companies.

34.
Non-employee directors shall be paid in equity, equity equivalents and/or cash for their services, with a deferral option.

35.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, the amount of cash compensation for non-employee directors is as follows: Board Retainer — $70,000/year paid quarterly; Committee Member Retainer Fees — $10,000/year paid quarterly for membership on the Audit Committee or Compensation Committee and $7,500/year paid quarterly for membership on the Governance Committee; Committee chair fees — $20,000/year paid quarterly for Audit Committee and $15,000/year paid quarterly for Compensation Committee; and $12,000/year paid quarterly for Governance Committee; Lead Director fee of $20,000/year paid quarterly; and reimbursement for all travel and living expenses associated with meeting attendance.

36.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the date on which a non-employee director is first elected or appointed as a director, such director will be granted an annual restricted stock unit award that is pro-rated for the time to be served during the current fiscal year from the director’s date of election or appointment. These grants will immediately vest, and will be settled and paid upon the earlier of the director’s separation from service or a change in control of the Company. This pro-rated restricted stock unit award, as well as the first restricted stock unit award granted to such newly appointed or elected director as set forth in paragraph 37 of these Guidelines, will not be eligible for any form of deferral or other payment timing election.

37.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the first business day of each fiscal year, non-employee directors shall receive an annual restricted stock unit award of $100,000 in equivalent value. The restricted stock unit award vests immediately upon issuance. If the non-employee director meets the director stock ownership guidelines (in shares and share equivalents), payment of the award will be deferred automatically to the director’s separation from service (or, if earlier, a change in control of the company), unless an election is made by the director to settle and pay the award on an earlier permitted specified date, and such election is made prior to the last day of the deferral election period applicable to the award under Section 409A of the Internal Revenue Code. If the non-employee director has not met the applicable stock ownership guidelines, then payment of the award will automatically be deferred until the director’s separation from service, and no election for an earlier payment date will be allowed. For purposes of this paragraph, the determination of whether a director meets the stock ownership guidelines will be made as of December 31st of the calendar year immediately preceding the calendar year in which the applicable restricted stock unit award is granted.

38.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, non-employee directors shall not receive any remuneration from the Company other than as set forth in this Director Compensation section of the Corporate Governance Guidelines.

Role of Lead Director
39.
The Lead Director shall preside at each executive session.

40.
The Lead Director shall be a member of the Executive Committee and shall have the following responsibilities:

a.
Chairing the Board in the absence of the Chairman;

b.
Acting as liaison between the Board and the Chairman, as requested by the Board;

c.
In concert with the Chairman, setting the agenda for board meetings, based on input from directors and the annual meeting plans;

d.
Ensuring that independent directors have adequate opportunity to meet in executive session without management present, and setting the agenda for, and moderating, all such sessions;

e.
Communicating to the Chief Executive Officer, as appropriate, the results of executive sessions among independent directors;

f.
Ensuring that the Board has adequate resources, including full, timely and relevant information, to support its decision making requirements;

g.
Organizing the Board’s evaluation of the Chairman and providing the Chairman with feedback related thereto;

h.
Working with the Chairman to ensure proper Committee structure and membership, including the assignment of members and Committee chairs, and appropriate succession planning related to members and Committee chairs;

i.
Notifying the Chairman of the retention of outside advisors and consultants who report directly to the Board;

j.
Participating in one-on-one discussions with individual directors, as requested by the Nominating & Corporate Governance Committee;

k.
Leading the Board self-assessment process, in conjunction with the Nominating & Corporate Governance Committee;

l.
Working with the Chairman to form Special Committees of the Board, as necessary;

m.
If requested and appropriate, be available to meet with large stockholders; and

n.
Carrying out other duties as requested by the Board or the Nominating & Corporate Governance Committee.

Officer Responsibilities
41.
The Chief Executive Officer shall serve on the board of no more than one other public company.

42.
Other executive officers shall serve on the board of no more than one other public company.

43.
The Chief Executive Officer is expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 400% of the value of his/herbase salary within three years of serving in said role. Senior officers are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 200% of their base salary, and other officers are expected to own 100% of their base salary under the same terms.

Incentive Recoupment
44.
To the extent permitted by law, and as determined by the Board in its judgment, the Company may require reimbursement of a portion of any performance-based bonus, whether settled in cash or stock, granted to any executive where (a) the performance bonus payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement; and (b) a lower payment would have been made to the executive(s) based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the individual performance bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results. In addition, following any accounting restatement that the Company is required to prepare due to its material noncompliance, as a result of misconduct, with any financial reporting requirement under applicable securities laws, the Company will seek to recover any compensation received by the Chief Executive Officer and Chief Financial Officer to the extent such reimbursement is required under Section 304 of the Sarbanes-Oxley Act of 2002. No reimbursement shall be required if a material restatement was caused by or resulted from any change in accounting policy or rules.

Hedging and Pledging Prohibition
45.
Because the Company believes it is improper and inappropriate for Company employees and directors to engage in short-term or speculative transactions involving Company securities, and in order to ensure that all associates bear the full risks of ownership of Company securities, all associates are prohibited from engaging in any of the following activities with respect to Company securities:

a.
Buying or Selling Puts, Calls, or Derivatives.   Short sales and the purchase or sale of options of any kind, whether puts, calls or other derivative securities, related to Company securities.

b.
Margin Accounts.   Company associates may not hold Company securities in margin accounts or otherwise pledge Company securities as collateral.

c.
Hedging and Pledging Company Securities.   Company associates are not allowed to engage in hedging transactions related to any Company security they hold, and are not allowed to pledge or create any security interest in any Company security they hold.

Amendment and Waiver
46.
The Quanex Corporate Governance Guidelines may be amended, modified, or waived by the Board and waivers of these Guidelines may also be granted by the Nominating & Corporate Governance Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

47.
The Board shall perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any exchange or market on which the Company’s capital stock is traded, and perform other activities that are consistent with these Guidelines, the Company’s certificate of incorporation and bylaws, and governing laws, as the Board deems necessary or appropriate.

48.
Nothing contained in these Guidelines is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors or executive officers of the Company. The purposes and responsibilities outlined in these Guidelines are meant to serve as guidelines rather than as inflexible rules and the Board may adopt such additional procedures and standards as it deems necessary or advisable from time to time to fulfill its responsibilities or comply with applicable laws, rules or regulations. In addition, the Board may amend any procedures or standards set forth in these Guidelines as it deems necessary from time to time to comply with applicable laws, rules or regulations. These Guidelines, and any amendments thereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Communications with the Company
Quanex invites inquiries to the Company and its Board of Directors. Interested persons may contact the appropriate individual or department by choosing one of the options below.
General
Investor Information:
For Investor Relations matters or to obtain a printed copy of the Company Code of Ethics, Corporate Governance Guidelines or charters for the Audit, Compensation & Management Development, and Nominating & Corporate Governance Committees of the Board of Directors, send a request to the Company’s principal address below or by email to inquiry@quanex.com. This material may also be obtained from the Company’s website at www.quanex.com in the “Investors” section. The Company has also adopted a Code of Business Conduct & Ethics for Senior Financial Executives that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. This Code can be obtained without charge in the same manner as the other material described in this paragraph.
The Company’s required Securities Exchange Act filings such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports are available free of charge through the Company’s website, as soon as reasonably practicable after they have been filed with or furnished to the Securities and Exchange Commission (“SEC”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act” or the “Exchange Act”). Forms 3, 4 and 5 filed with respect to equity securities under Section 16(a) of the 1934 Act are also available on the Company’s website. All of these materials are located in the “Investors” section of the Company’s website at www.quanex.com. They can also be obtained free of charge upon request to the Company’s principal address or telephone number below, or by email to inquiry@quanex.com.
Communications with the Company’s Board of Directors:
Persons wishing to communicate to the Company’s Board of Directors or a specified individual director may do so by sending communications in care of the Chairman of the Board of Directors at the Company’s principal address below, or by sending an email to chairman@quanex.com. The Chairman reviews all such messages received. If the communication is from a stockholder about a matter of stockholder interest and is addressed to a specified individual director(s), the Chairman will forward the communication as soon as practicable to such specified director(s). However, because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest may not be forwarded to specified Board members or the Board as whole. The Chairman or his delegate has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.
As noted in the Corporate Governance Guidelines, the Lead Director shall preside at each executive session of non-management directors. Any stockholder wishing to send communications to such presiding director, or to non-management directors as a group, may do so by sending them in the care of Lead Director, Quanex Building Products Corporation Board of Directors, at the Company’s principal executive offices.
Alert Line
Accounting Issues:
Persons who have concerns or complaints regarding questionable accounting, internal accounting controls or auditing matters may submit them to the Senior Vice President — Chief Financial Officer & Treasurer at the Company’s principal address or by contacting the Company’s Alert Line by calling 888-475-0633 or visiting https://quanex.ethicspoint.com.
Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, he or she may contact the Audit Committee of the Board of Directors of the

Company by sending a communication in care of the Audit Committee Chair at the Company’s principal address below. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.
Reporting Illegal or Unethical Behavior:
Employees, officers, and directors who suspect or know of violations of the Company Code of Business Conduct and Ethics, or illegal or unethical business or workplace conduct by employees, officers, or directors have an obligation to report it. If the individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the employee, officer or director may contact the Chief Compliance Officer, Chief Financial Officer, Director of Audit Services, or any corporate officer in person, by telephone, by letter to the Company’s principal address, or online as set forth below. Quanex also encourages persons who are not affiliated with the Company to report any suspected illegal or unethical behavior.
1)
By Letter

Quanex Building Products Corporation
945 Bunker Hill Road, Suite 900
Houston, Texas 77024
2)
By Telephone

Toll Free ALERT LINE: (888) 475-0633
3)
Via Internet

https://quanex.ethicspoint.com
Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, he or she may contact the Nominating & Corporate Governance Committee of the Board of Directors of the Company. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.

STRUCTURE AND COMMITTEES OF THE BOARD OF DIRECTORS
The Company’s Board currently consists of eight directors and will consist of seven directors following the upcoming retirement of Mr. Griffiths. All directors other than Messrs. Griffiths and Wilson are independent in accordance with the independence requirements set forth in the listing standards of the New York Stock Exchange. The Audit, Compensation & Management Development, and Nominating & Corporate Governance Committees are all composed solely of independent directors. In addition, the Board selects a separate independent Lead Director. Currently, Ms. Davis serves as the independent Lead Director.
The Company’s independent directors meet in regularly scheduled executive sessions at each of the Company’s regular Board meetings, without management present and with the Lead Director presiding. The Lead Director is actively engaged in facilitating communication with the individual directors, the Non-Executive Chairman, and the Chief Executive Officer, and provides guidance and counsel to both Mr. Griffiths and Mr. Wilson on behalf of the independent directors.
In designing its current governance structure, the Board considered several goals, including strong independent oversight of the business, mentorship and support of the Chief Executive Officer and executive team, the importance of ongoing diversity of viewpoints and ideas within Board deliberations, and the need to ensure continuity and stability as the business develops. The Board implemented its current leadership structure with all these factors in mind and believes that the present structure has worked well for the Company during an important period of leadership transition from Mr. Griffiths to Mr. Wilson.
Following Mr. Griffiths’ retirement in February 2024, the Board anticipates that it will name Mr. Wilson to serve as joint Chairman of the Board and Chief Executive Officer, having fully assessed the readiness of Mr. Wilson for this combined role. The Board believes that this planned leadership structure is best for the Company and its shareholders going forward. The Board believes that several advantages will be gained by combining the positions of Chairman and Chief Executive Officer along with an appropriately empowered Lead Director. By vesting chairmanship duties in the Chief Executive Officer, the Board is effectively providing a leadership role to the director who is most familiar with the Company’s business and industry, most capable of effectively identifying strategic priorities and challenges, and most effective at leading the strategic discussions that will drive the Company’s future. By having the Chief Executive Officer lead meetings and discussions, the Board will ensure that its focus remains on those items that are most important to the business and its strategic direction, while allowing independent directors to provide advice and oversight based on their own valuable experience and expertise. It will also allow for a more effective flow of information between the Board and management, improving efficiency in decision-making and reducing confusion about the Company’s strategic and operational directions. Further, combining the roles provides for strong and stable leadership vested in a single person, thereby avoiding confusion, promoting consistency and providing appropriate accountability for the Company’s leader. The Board and the Lead Director, currently a fifteen-year director (Ms. Davis) with significant credibility and experience at the Company, will provide appropriate balance in the Company’s leadership and will ensure accountability by providing oversight of the Chairman and CEO. This oversight will occur both directly by the Lead Director through regular personal conversations and feedback with the Chairman and CEO, and also by the Board through its annual CEO performance reviews and periodic director performance reviews.
The Lead Director is responsible for chairing the Board in the absence of the Chairman, acting as liaison between the Board and the Chairman or Chief Executive Officer, assisting the Chairman in setting the agenda for board meetings, presiding over executive sessions of the directors and communicating the results of all such sessions, participating in one-on-one discussions with individual directors as requested by the Governance Committee, and working with the Chairman when necessary to form special committees of the Board.
During fiscal 2023, the Board of Directors met eight times, and the independent directors met five times in executive session with the Lead Director presiding. In addition, the Audit Committee met four times, the Compensation & Management Development Committee met three times, and the Nominating & Corporate Governance Committee met four times. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members. All directors attended the 2023 stockholders’ meeting.

Audit Committee
The members of the Audit Committee as of the date of this report are Messrs. Hughes, Lippert, and Stevens (Chair). The current members of the Audit Committee each satisfy the independence requirements of the New York Stock Exchange and the 1934 Act and meet the definitions of “non-employee director” under Rule 16b-3 of the 1934 Act. In addition, the current members of the Audit Committee have each been designated “audit committee financial experts” within the meaning of Item 407(d)(5) of Regulation S-K. All directors who served on the Audit Committee during the fiscal year attended all meetings held during their respective periods of appointment.
The Audit Committee’s responsibilities to the Board are detailed in the written Audit Committee Charter adopted by the Company’s Board of Directors, which is posted on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. The Audit Committee’s primary functions include monitoring the integrity of the Company’s financial reporting process, reviewing the Company’s system of internal financial and disclosure controls and the performance of the Company’s internal audit function, overseeing the Company’s annual independent audit and the audit firm’s and its lead audit partner’s qualifications and independence, and reviewing compliance with applicable laws and regulations which may represent material financial exposure to the Company, including enterprise risk management, data privacy, cybersecurity, legal, ethics, and compliance matters. Interested Stockholders may also obtain a copy of the Audit Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company”.
Audit Committee Report to Stockholders
We have reviewed and discussed the Company’s audited financial statements for the year ended October 31, 2023, with senior management and with Grant Thornton LLP, the Company’s independent registered public accounting firm. In addition, we have reviewed and discussed with senior management the design and effectiveness of the Company’s internal controls over financial reporting and have further reviewed and discussed the opinion and audit of Grant Thornton LLP regarding those controls. We have also discussed various other matters with Grant Thornton LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, potential alternative treatments for material items that have been discussed with the Company, and all other material written communications between the independent registered public accounting firm and the Company.
We have reviewed and discussed with Grant Thornton LLP all communications required by the Public Company Accounting Oversight Board (“PCAOB”), and the SEC’s Rule 2-07, “Communication with Audit Committees” of Regulation S-X. In addition, we have received and reviewed the written disclosures and the written letter from Grant Thornton LLP regarding its independence, as required by applicable standards of the PCAOB and the New York Stock Exchange listing standards. We have also discussed with Grant Thornton LLP its independence in connection with its audit of the Company’s most recent financial statements, and we have reviewed and approved the non-audit services rendered by Grant Thornton LLP and approved all fees paid for audit and non-audit services. Following this review, we are satisfied with Grant Thornton LLP’s independence from the Company.
Based on the various reviews and discussions mentioned above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, for filing with the Securities and Exchange Commission.
The information in the foregoing three paragraphs shall not be deemed to be soliciting material or to be filed with the SEC and shall not be subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act; nor shall they be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.
Dated January 10, 2024
Audit Committee
Curtis M. Stevens, Chair
Bradley Hughes
Jason Lippert

Audit and Related Fees
The following table reflects fees for professional audit services rendered by Grant Thornton LLP for (i) the audit of the Company’s financial statements for the fiscal years ended October 31, 2023 and 2022 and (ii) fees billed for other services rendered by Grant Thornton LLP during these periods.
	FY 2023	FY 2022
Audit Fees(1)	$1,959,398	$1,795,268
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,959,398	$1,795,268

(1)
Audit Fees consist of professional services and related expenses rendered by Grant Thornton LLP for the audits of the Company’s annual financial statements, audits of internal controls and review of financial statements included in Forms 10-Q and Form 10-K and other statutory or regulatory filings, and certain fees associated with a consent issued with regard to the Company’s Form 10-K. In addition, the fiscal 2023 and fiscal 2022 audit fees include $202,664 and $213,574, respectively, associated with statutory audits of two affiliates of the Company in the United Kingdom and a German affiliate, each performed by Grant Thornton International member firms.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Pursuant to its charter, the Audit Committee is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors. Grant Thornton LLP’s engagement to conduct the audit of Quanex Building Products Corporation for fiscal 2023 was approved by the Audit Committee on January 13, 2023. Additionally, each permissible audit and non-audit engagement or relationship between the Company and Grant Thornton LLP entered into during fiscal 2022 and fiscal 2023 was reviewed and approved by the Audit Committee, as provided in its charter.
We have been advised by Grant Thornton LLP that substantially all of the work done in conjunction with its audit of the Company’s financial statements for the most recently completed fiscal year was performed by full-time employees and partners of Grant Thornton LLP. The Audit Committee has determined that the provision of services rendered for all other fees, as described above, is compatible with maintaining independence of Grant Thornton LLP.
Compensation & Management Development Committee
The members of the Compensation & Management Development Committee as of the date of this report are Ms. Davis and Messrs. Waltz and Maier (Chair). The Compensation & Management Development Committee’s responsibilities to the Board are detailed in the Compensation & Management Development Committee Charter, which is available on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. In addition to oversight of matters related to compensation, the committee oversees performance, development, and succession planning with respect to officers and key executives. Interested Stockholders may also obtain a copy of the Compensation & Management Development Committee Charter, free of charge, by contacting the Company at the address and phone number listed in the section entitled “Communications with the Company”.
Each of Ms. Davis and Messrs. Maier and Waltz satisfies the independence requirements of the New York Stock Exchange and meet the definitions of “non-employee director” under Rule 16b-3 under the 1934 Act.

Compensation Committee Interlocks and Insider Participation
None of our employees, officers, or former officers serve (or served during the last fiscal year) as a member of our compensation committee. None of our executive officers serve (or served during the last fiscal year) as a member of the board of directors of any other company of which any member of our compensation committee or Board of Directors is an executive officer.
Compensation Committee Report
The Compensation & Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained elsewhere in this Proxy Statement. Based on this review and discussion, the Compensation & Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended October 31, 2023.
The information in the foregoing paragraph shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this paragraph by reference.
Dated December 7, 2023
Compensation and Management Development Committee
Donald R. Maier, Chair
Susan F. Davis
William E. Waltz
Nominating & Corporate Governance Committee
All directors other than Messrs. Griffiths and Wilson serve as members of the Nominating & Corporate Governance Committee, with Ms. Davis acting as Chair. Each member of the Nominating & Corporate Governance Committee satisfies the independence requirements of the New York Stock Exchange and the SEC.
The Nominating & Corporate Governance Committee’s responsibilities to the Board are detailed in the Nominating & Corporate Governance Committee Charter available on the Company’s website at www.quanex.com and incorporated herein by reference. Interested Stockholders may also obtain a copy of the Nominating & Corporate Governance Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company” in this Proxy Statement.
The Nominating & Corporate Governance Committee develops and maintains qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company. The Nominating & Corporate Governance Committee relies on the knowledge and relationships of the Company and its officers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders.
The Board continually seeks to identify director candidates with a breadth of background, knowledge, and experience that will effectively complement the Board’s expertise. The Board recognizes that diversity of viewpoints is an important aspect of having a strong and effective board, and strives to include ethnically and gender diverse candidates in any director search. In light of Ms. Mendes’ recent resignation from the Board, and consistent with its Corporate Governance Guidelines, the Company is committed to adding a new director who is racially or ethnically diverse at or before the Company’s annual meeting of stockholders to be held in 2025.

In addition, our Governance Committee has developed a set of core competencies that it believes should be reflected in our Board membership. The following matrix demonstrates those core competencies and the top five skills of each of our current directors, along with certain key characteristics that reflect our Board’s gender and ethnic diversity. For each director, skills are noted as follows:
            Over the course of his or her professional career, the listed director has developed this skill.
            This skill is one of the five most valuable skills that the listed director brings to the Company’s Board as part of his or her ongoing service as a director.
Pertinent Skill/Experience	Davis	Hughes	Lippert	Maier	Stevens	Waltz	Wilson
Operations / Manufacturing Process Expertise
Strategy Development and Implementation Expertise
CEO Experience
Accounting, CFO and/or Audit Committee Experience
IT/Cybersecurity Expertise
ESG/DE&I Expertise
Risk Management Experience
Building Products Experience
M&A Experience
Human Resources Experience
International Expertise
Ethnicity*	W	W	W	W	W	W	W
Gender**	F	M	M	M	M	M	M

*
A — Asian; B — Black/African American; H — Hispanic/Latino; W — White

**
M — Male; F — Female

The Company’s Corporate Governance Guidelines establish age limitations for directors and require that a majority of our directors be independent in accordance with the requirements of the New York Stock Exchange and SEC. In addition, the Corporate Governance Guidelines set forth the minimum qualifications for a director and provide that the Nominating & Corporate Governance Committee will be responsible for establishing additional qualifications for directors, taking into account the composition and skills of the entire Board. In general, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict with the interests of the Company, possess certain key attributes that benefit the Company, and be willing and able to commit the necessary time for Board and committee service.
Subject to certain exceptions as set out in its charter, the Nominating & Corporate Governance Committee is responsible for reviewing and pre-approving any financial arrangement, transaction or relationship (including indebtedness or guarantees of indebtedness), or series of similar transactions within a fiscal year, in which the Company is a participant, any related party has a direct or indirect material interest, and the amount involved is $100,000 or more. Mr. Lippert currently serves as the CEO of one of the Company’s customers and, as such, the Nominating & Corporate Governance Committee monitors and approves any transactions involving that company on an ongoing basis. For fiscal 2023, the Nominating & Corporate Governance Committee has determined that the level of purchases by Mr. Lippert’s company do not create a material interest, and has provided a blanket approval for any ordinary course transactions between the two companies that are conducted in accordance with standard and usual trade terms agreed by the parties in the normal course. The Nominating & Corporate Governance Committee is further responsible for providing advance approval of any charitable contribution made on behalf of a related party or to an organization where a related party is an officer or director, if the amount involved is $10,000 or more within a fiscal year, and the Company is a direct or indirect participant.
Nomination of Directors
The Nominating & Corporate Governance Committee (the “Governance Committee”) will consider director nominees recommended by stockholders of the Company in accordance with the rules and procedures set forth in the Governance Committee’s charter and the Company’s Amended and Restated Bylaws. Under its charter, the Governance Committee will consider nominees for director recommended by stockholders of the Company, provided such recommendations are addressed to the chairman of the Governance Committee at the Company’s principal executive office and received by the Chairman of the Governance Committee in accordance with the time limits set forth in the Company’s Bylaws. The Company’s Bylaws in turn provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at the meeting. The Company’s Bylaws also provide that a stockholder must give written notice of such stockholder’s intent to make such nomination or nominations, either by personal delivery or by US mail, postage prepaid, which must be delivered to or received at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than 120 days prior to the first anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days later than the anniversary date of the immediately preceding Annual Meeting, the notice must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public. Notwithstanding the foregoing, if the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. From time to time, the Company may engage outside director search firms to assist in identifying and recruiting appropriate director nominees.
There is no difference in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by the Governance Committee or by a stockholder.
Executive Committee
The current members of the Executive Committee are Ms. Davis and Messrs. Stevens and Griffiths, who is the Chair. When necessary, the Executive Committee acts on behalf of the Board between regularly scheduled meetings of the Board of Directors. Ms. Davis currently serves as the Board’s Lead Director.
Risk Oversight
Our Board is responsible for oversight of the Company’s risk assessment and management process, and it has empowered its committees with oversight of specific, material risks tailored to each committee’s area of focus. The Board delegated to the Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, and the Committee reports to the Board on its review. The Board also delegated tasks related to risk process oversight to the Audit Committee, which reports the results of its review to the Board. Management regularly reports to each committee regarding compliance with existing policies and procedures and to discuss changes or improvements that may be required or desirable, and the committees make recommendations to the Board based on such discussions. Specifically, the Company’s Director of Services reports directly to the Audit Committee and has direct and unrestricted access to the Committee. In addition, the Audit Committee meets in executive session at each of its meetings with the Company’s Director of Audit Services, the Company’s Chief Financial Officer, and a representative of the Company’s outside auditor. The Company’s General Counsel also updates the Board at each of its quarterly meetings.

FURTHER INFORMATION
Principal Stockholders
The following table contains information regarding the beneficial ownership of each person or entity that is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock as of the Record Date. Such information is based solely upon information provided to the Company by such owners’ required SEC filings, including Schedules 13F, 13G and 13D. Beneficial ownership is measured against the Company’s total shares outstanding as of the Record Date.
Name and Address	Amount and Nature of Beneficial Ownership	Percent (%)
BlackRock Institutional Trust Company, N.A. 400 Howard Street, San Francisco, CA 94105	5,208,252(1)	15.7%
Allspring Global Investments, LLC 525 Market Street, 12th Floor, San Francisco, CA 94105	4,020,107(2)	12.1%
The Vanguard Group, Inc. PO Box 2600, V26, Valley Forge, PA 19482-2600	3,684,318(3)	11.1%
Dimensional Fund Advisors, L.P. 6300 Bee Cave Road, Building One, Austin, TX 78746	2,554,894(4)	7.7%

(1)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2023, BlackRock, Inc. or its subsidiaries possess sole voting authority over 5,136,543 shares and no voting authority over 71,709 shares.

(2)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2023, Allspring Global Investments, LLC possesses sole voting authority over 909,800 shares and no voting authority over 3,110,307 shares.

(3)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2023, The Vanguard Group, Inc. possesses no sole voting authority over shares, shared voting authority over 38,003 shares, and no voting authority over 3,646,315 shares.

(4)
Based on its most recent Schedule 13F filed with the SEC, as of September 30, 2023, Dimensional Fund Advisors LP possesses sole voting authority over 2,485,007 shares, shared voting authority over 69,887 shares, and no voting authority over 40,434 shares.

Other Matters, Stockholder Nominations, and Stockholder Proposals
At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.
To be considered for inclusion in our proxy statement and form of proxy relating to our next Annual Meeting of Stockholders, stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received at 945 Bunker Hill, Suite 900, Houston, Texas 77024, Attn: Corporate Secretary, no later than September 27, 2024. We have not yet determined when we will hold our next Annual Meeting of Stockholders. If we determine to hold such meeting more than 30 days from the first anniversary of the date of the Annual Meeting, we will publicly announce such date to stockholders as soon as reasonably practicable.
The Company’s Amended and Restated Bylaws provide that, for business to be properly brought before an Annual Meeting by a stockholder (including director nominations by stockholders or stockholder proposals outside the processes of Rule 14a-8), the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days (which for the 2025 meeting would be November 29, 2024) nor more than 120 days (which for the 2025 meeting would be

October 30, 2024) prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days later than the anniversary date of the immediately preceding Annual Meeting (which for the 2025 meeting would be April 28, 2025), notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public.
To be in proper form, a stockholder’s notice must set forth the following items:
(i) If the stockholder proposes to nominate a person for election as a director, the notice must set forth (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) a completed and signed questionnaire, representation and agreement as required by the Company’s Amended and Restated Bylaws.
(ii) If the stockholder proposes to bring any other matter before the Annual Meeting, the notice must set forth (A) a brief description of the business desired to be brought before the Annual Meeting, (B) the reasons for conducting such business at the Annual Meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (E) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.
(iii) In either case, the notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Company’s books, of such stockholder proposing such proposal, and of such beneficial owner, if any; (B)(1) the class and number of shares of the Company which are directly or indirectly owned beneficially or of record by such stockholder and by such beneficial owner, (2) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Company (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the stockholder of record as of the record date), (3) any short interest in any security of the Company (as such term is defined in Section 3.4 of the Company’s Amended and Restated Bylaws), in each case with respect to the information required to be included in the notice pursuant to (1) through (3) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household; (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); (D) a representation that the person is a holder of record or otherwise has the right to vote shares of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (E) if the person does not own any stock of record, a representation as to who owns the shares of stock the person intends to vote of record and the basis upon which the person has the right to vote the shares of stock; and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominees or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
Stockholders who intend to include director nominees in the form of proxy for our next Annual Meeting of Stockholders must provide written notice to the Corporate Secretary at the address provided above no later than November 29, 2024, with all the names of the nominees for whom such stockholder intends to solicit proxies. The notice must also meet all the requirements set forth in Rule 14a-19(b) under the Exchange Act.
Proxy Statement and Annual Report Delivery
Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 (including the financial statements, the financial statement schedules, and any exhibits), as filed with the Securities and Exchange Commission, portions of which are incorporated by reference as provided in this Proxy Statement, are available at no charge to stockholders of record upon written request to the address set forth above in the section entitled “Communications with the Company”.
As permitted by rules of the Securities and Exchange Commission, services that deliver our communications to stockholders who hold their stock through a bank, broker or other holder of record may deliver a single copy of our Notice, Annual Report and Proxy Statement to multiple stockholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our Notice, Annual Report, and/or Proxy Statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders sharing an address who are currently receiving multiple copies of the Notice, Annual Report and/or Proxy Statement may also request delivery of a single copy. Stockholders may make a request by writing to the address set forth above in the section entitled “Communications with the Company.”
Houston, Texas
January 25, 2024

ANNEX A
QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(In millions)
(Unaudited)
Reconciliation of Adjusted EBITDA to Net Income as reported
Adjusted EBITDA (defined as net income or loss from continuing operations before interest, taxes, depreciation and amortization, asset impairment charges, transaction and advisory fees, gains/losses on the sale of plants, restructuring charges, and other, net) is a non-GAAP financial measure that Quanex’s management uses to measure its operational performance and assist with financial decision making. The Company believes the non-GAAP measure Adjusted EBITDA provides a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. As used in this Proxy Statement, the Company also believes that Adjusted EBITDA will assist investors in understanding the effect of certain strategic decisions on the Company’s decisions related to its executive pay and compensation structure. The measure of Adjusted EBITDA as presented by the Company may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for any amounts determined in accordance with GAAP.
	FY 2021	FY 2022	FY 2023
Net Income	$57.0	$88.3	$82.5
Income tax expense	23.1	21.4	14.5
Other, net	(0.7)	(1.0)	5.5
Interest expense	2.5	2.6	8.1
Depreciation and amortization	42.7	40.1	42.9
Cost of sales(1)	0.3	—	—
Selling, general, and administrative adjustments(2)	1.9	1.1	6.1
Adjusted EBITDA	$126.8	$152.5	$159.6

(1)
Includes an adjustment for loss on damage to a plant caused by flooding in 2021.

(2)
Includes adjustments for transaction and advisory fees, loss on the sale of a plant in 2021.

A-1

Signature(s) in BoxPlease sign exactly as your name(s) appears on Proxy. Ifheld in joint tenancy, all persons should sign. Trustees,adminis trators, etc., should include title and authority.Corporations should provide full name of corporation and titleof authorized officer signing the Proxy.Please fold here – Do not separateTO VOTE BY INTERNET ORTELEPHONE, SEE REVERSE SIDEOF THIS PROXY CARD.Address Change? Mark box, sign, and indicate changes below: ■Shareowner ServicesP.O. Box 64945St. Paul, MN 55164-0945The Board of Directors recommends a “for” vote for Items 1, 2 and 3.1. To elect 7 directors to serve until the Annual Meeting of Stockholders in 2025:FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN01 Susan F. Davis ■ ■ ■ 05 Curtis M. Stevens ■ ■ ■02 Bradley E. Hughes ■ ■ ■ 06 William E. Waltz, Jr. ■ ■ ■03 Jason D. Lippert ■ ■ ■ 07 George L. Wilson ■ ■ ■04 Donald R. Maier ■ ■ ■2. To approve an advisory resolution approving the compensation ofthe Company’s named executive officers ■ For ■ Against ■ Abstain3. To approve a resolution ratifying the appointment of the Company’sindependent auditor for fiscal 2024 ■ For ■ Against ■ AbstainInformation with respect to the above matters is set forth in the Proxy Statement that accompanies this Proxy Card.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THEBOARD RECOMMENDS.Date _____________________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, aDelaware corporation (the “Company”), will be held at Hotel Zaza, 9787 Katy Freeway, Houston, TX 77024, onFebruary 27, 2024, at 8:00 a.m., C.T.Notice of Internet Availability of Proxy Materials: You can access and review the Annual Report and ProxyStatement on the Internet by going to the following Quanex Building Products Corporation website:www.quanex.com/2023ARQuanex Building Products Corporation945 Bunker Hill Road, Suite 900Houston, TX 77024 proxyThis proxy is solicited by the Board of Directors for use at the Annual Meeting on February 27, 2024.The Board of Directors has fixed the close of business on January 8, 2024, as the record date for determiningstockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote atthe meeting will be maintained at the Company’s principal executive offices, will be open to the examination of anystockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days priorto the meeting, and will be made available at the time and place of the meeting during the whole time thereof.By signing the proxy, you revoke all prior proxies and appoint Susan Davis and George Wilson, and each of themwith full power of substitution, to vote your shares on the matters shown on the reverse side and any other matterswhich may come before the Annual Meeting and all adjournments.Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your rightto vote in person if you find it convenient to attend the meeting and wish to vote in person.The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2023, accompanies thisProxy Card.Vote by Internet, Telephone or Mail24 Hours a Day, 7 Days a WeekYour phone or Internet vote authorizes the named proxies to vote your sharesin the same manner as if you marked, signed and returned your proxy card.: ( *INTERNET/MOBILE PHONE MAILwww.proxypush.com/nx 1-866-883-3382 Mark, sign and date your proxyUse the Internet to vote your proxy Use a touch-tone telephone to card and return it in theuntil 11:59 p.m. (CT) on vote your proxy until 11:59 p.m. postage-paid envelope provided.February 26, 2024 and (CT) on February 26, 2024 andFebruary 22, 2024 for ESPP. February 22, 2024 for ESPP.If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.